                                $720,000,000

                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   among

                              PG&E CORPORATION

                                as Borrower,

                           the LENDERS party hereto,

                         LEHMAN COMMERCIAL PAPER INC.

                  as Syndication Agent and Administrative Agent,

                             LEHMAN BROTHERS INC.

                    as Sole Lead Arranger and Sole Bookrunner,

                                    and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                               as Co-Arranger

                     _______________________________________

                         Dated as of October 18, 2002

                     _______________________________________

                              TABLE OF CONTENTS

     5.11   Financial Statements; Absence of Certain Changes; Cash Flow Forecasts
          ......................................................25

     7.8   Limitations on Liens on Collateral; Modifications of Certain
          Indebtedness; Modifications of Certificate of Incorporation, By-Laws

     7.13   Limitation on Optional Payments and Modifications of Convertible Notes
          ......................................................48

SECTION 10.   THE ADMINISTRATIVE AGENT; THE SYNDICATION AGENT, THE LEAD ARRANGER

APPENDICES:

          Appendix A      Defined Terms and Rules of Interpretation

     EXHIBITS:

          Exhibit A       Form of Notice of Funding

           Exhibit B-1     Form of Continued Tranche B Loan Note

          Exhibit B-2     Form of New Tranche B Loan Note

          Exhibit C       Form of Section 3.4(b)(ii) Certificate

          Exhibit D       Form of Process Agent Letter

           Exhibit E-1     Form of Offer to Repay Notice

          Exhibit E-2     Form of Response to Offer to Repay Notice

     SCHEDULES:

          Schedule A      Form of Lender Addendum

          Schedule B      SEC Filings

          Schedule 3.5     Allocation - Investment Unit

          Schedule 5.6     Litigation

          Schedule 5.7     Covered Contracts

          Schedule 5.8     Liens

          Schedule 5.9     Insurance

          Schedule 5.10(a) Stock of PGE Utility

          Schedule 5.10(e) Warrants, etc.

          Schedule 5.10(f) Ownership

          Schedule 5.14    Environmental Matters

          Schedule 5.15    Brokers' or Finders' Fees

          Schedule 5.17    Transactions with Affiliates

          Schedule 5.19    ERISA Plans

          Schedule 5.31(a) Indebtedness of the Borrower to Subsidiaries

          Schedule 5.31(b) Indebtedness of Subsidiaries to the Borrower

          Schedule 7.1     Certain Liens

           Schedule 9.3     Notices

     ANNEXES

          Annex A         Section 13 of the LLC Agreement

          Annex B         Description of Utility Spin-Off

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of October 18, 2002, among PG&E Corporation, a California corporation, as the Borrower, the Lenders party hereto, Lehman Commercial
Paper Inc., a New York corporation, as Syndication Agent and Administrative
Agent, and Lehman Brothers Inc., a Delaware corporation, as Lead Arranger and
Bookrunner.

                        W I T N E S S E T H:

          WHEREAS, the Borrower is a party to the Amended and Restated
Credit Agreement, dated as of June 25, 2002 (as amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"), with the lenders party thereto, Lehman Commercial Paper Inc., as Administrative
Agent, and others, pursuant to which such lenders made the Tranche A Loan (as defined in the Existing Credit Agreement, the "Existing Tranche A Loan") and
the Tranche B Loan (as defined in the Existing Credit Agreement, the
"Existing Tranche B Loan");

          WHEREAS, the parties hereto wish to amend and restate the
Existing Credit Agreement in its entirety to modify certain of the terms applicable to the Existing Tranche B Loan, to reflect the repayment of the
Existing Tranche A Loan and to provide for the making of an additional
Tranche B Loan to the Borrower; and

          WHEREAS, (i) the Existing Credit Agreement is being amended and restated pursuant to this Agreement, (ii) certain indebtedness under the
Existing Credit Agreement, as amended and restated in connection with this
Agreement, will be continued under this Agreement and (iii) all obligations of the Borrower, LLC and NEG, Inc. under the Financing Documents (as such term is defined herein) and all liens and security interests created under the Financing Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree that, upon the
Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

          SECTION 1.   DEFINITIONS AND RULES OF INTERPRETATION.

          1.1   Defined Terms.  Except as otherwise expressly provided
herein, capitalized terms used in this Agreement and its Schedules and
Exhibits shall have the respective meanings assigned to such terms in
Appendix A hereto.

          1.2   Rules of Interpretation.  Except as otherwise expressly
provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

          1.3   Accounting Principles.  Except as otherwise provided in
this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with U.S. GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

          SECTION 2.   AMOUNTS AND TERMS OF CREDIT FACILITY.

          2.1   Existing Loans; the New Tranche B Commitment.  (a)  Prior
to the date hereof, the Existing Tranche A Loan was repaid in full.  Subject to and upon the terms and conditions set forth herein, on the Closing Date,
(i)  the Existing Tranche B Loan shall be continued as a loan hereunder (the
"Continued Tranche B Loan"), which shall mature on the Tranche B Maturity
Date, and (ii) (A) each New Tranche B Lender shall make available to the
Administrative Agent, in immediately available funds, an amount equal to the
New Tranche B Commitment of such Lender and (B) the Administrative Agent shall transfer such amount to the Tranche B Escrow Account (from which such amount shall be released (x) to the Borrower on the Escrow Release Date, if the Escrow Release Date occurs, and upon such release such amount shall constitute term loans (collectively, the "New Tranche B Loan") made by each
New Tranche B Lender to the Borrower in an amount equal to the amount of the
New Tranche B Commitment of such Lender or (y) to the Administrative Agent, to be returned to each New Tranche B Lender ratably in accordance with the amounts made available by the New Tranche B Lenders to the Administrative
Agent on the Closing Date, if the Bankruptcy Termination Event occurs, in which case no New Tranche B Loans shall be made).  The New Tranche B Loans
(A) shall be denominated in Dollars, (B) shall be incurred and maintained as
Eurodollar Loans, except as otherwise specifically provided in Section 2.7(b)
and (C) shall mature on the Tranche B Maturity Date.  For the avoidance of doubt, the aggregate principal amount of the Continued Tranche B Loan and the
New Tranche B Loan outstanding on the Escrow Release Date (after giving effect to the release of funds from the Tranche B Escrow Account on the
Escrow Release Date, but without giving effect to any pay-in-kind interest pursuant to Section 2.5(g)) shall be $420,000,000 and $300,000,000, respectively.

          (b)   If the Closing Date has not occurred on or prior to
October 18, 2002, then, in such event, (i) except as set forth in clause (ii)
below, the Lenders shall have no further obligations or liabilities under any of the Financing Documents and the Financing Documents shall have no further force or effect with respect to the Lenders, but the Borrower's obligation to pay the costs, fees and expenses as provided herein and to indemnify the other parties to the Financing Documents shall not be terminated, modified or diminished in any respect, and (ii) the Existing Credit Agreement and the other Existing Financing Documents shall remain in full force and effect, and no modification thereof shall have been made pursuant hereto.

          (c)   The Loans are available only on the terms and conditions
specified hereunder, and once repaid, in whole or in part, at maturity or by prepayment, may not be reborrowed in whole or in part.

          (d)   The Continued Tranche B Loan and the New Tranche B Loan
shall be separate and distinct loans that shall have identical terms except as expressly set forth in the Financing Documents.

          2.2   Notice  of  Funding.    The  Borrower  shall  give  the
Administrative Agent prior notice requesting the funding by each New Tranche
B Lender to the Administrative Agent of an amount equal to the New Tranche
Commitment of such New Tranche B Lender, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M.
(New York time) on such day.  Such notice (the "Notice of Funding") shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the New Tranche B Commitments to be funded, and the date selected to be the Closing Date (which shall be a Business Day).
The Administrative Agent shall promptly advise the New Tranche B Lenders of the contents of such Notice of Funding.

          2.3   Disbursement of Funds.  No later than 1:00 P.M. (New York
time) on the Closing Date, each New Tranche B Lender will make available to the Administrative Agent such Lender's pro rata share of the amount of the amount requested in the Notice of Funding.  Such amounts will be transferred by the Administrative Agent to the Tranche B Escrow Account.

          2.4   Notes.  (a)  The Borrower's obligation to pay the principal of, and interest on, the Continued Tranche B Loan and the New Tranche Loan
made by a Lender shall be evidenced by promissory notes duly executed and delivered by the Borrower substantially in the form of Exhibits B-1 and B-2, respectively, with blanks appropriately completed in conformity herewith
(each, a "Note").

          (b)   The Notes issued to a Lender shall (i) be executed by the
Borrower, (ii) be payable to such Lender or its Assignee and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the
Loan made or continued by, or assigned to, such Lender, as the case may be, and be payable in the outstanding principal amount of the Loan evidenced thereby, (iv) mature on the Tranche B Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.5 in respect of a Base Rate
Loan (if converted pursuant to Section 2.7(b)) or a Eurodollar Loan, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.1, and mandatory repayment as provided in Section 3.2, and (vii) be entitled to the benefits of this Agreement and the other
Financing Documents.

          (c)   Each Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will prior to any transfer of its Notes endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby.  Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loan.

          2.5   Interest.  (a)  The Borrower agrees to pay interest in
respect of the unpaid principal amount of any Base Rate Loan from the date of conversion thereof pursuant to Section 2.7(b) until the maturity thereof
(whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

          (b)   The Borrower agrees to pay interest in respect of the
unpaid principal amount of each Eurodollar Loan from the date of Borrowing or conversion thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.7(b) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the
Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

          (c)   Overdue principal and, to the extent permitted by law,
overdue interest in respect of each Loan and any other overdue amount payable by the Borrower shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loan.
Interest which accrues under this Section 2.5(c) shall be payable on demand.

          (d)   Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, (x) quarterly in arrears on each
Quarterly Date, (y) on the date of any repayment or prepayment of the outstanding principal amount of such Base Rate Loan, and (z) at maturity
(whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each
Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand (each such date upon which interest shall be payable, an "Interest Payment Date").

          (e)   Upon each Interest Determination Date with respect to any
Eurodollar Loan, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period applicable to such Eurodollar Loan and shall promptly notify the Borrower thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (f)   (i)  Until the Consolidation Date, upon each Interest
Payment Date in respect of the Continued Tranche B Loan, if the Borrower does not on such Interest Payment Date pay the amount of interest payable on such
Interest Payment Date in respect of the Continued Tranche B Loan, the amount of such interest shall be withdrawn from the Tranche B Interest Reserve
Account (Continued Tranche B Loan) and applied to pay such interest.  The
Continued Tranche B Lenders hereby authorize and direct the Collateral Agent to request such withdrawal under the Tranche B Interest Reserve Account
Control Agreement (Continued Tranche B Loan) and to pay such interest.

           (ii)  Until the Consolidation Date, upon each Interest Payment
Date in respect of the New Tranche B Loan, if the Borrower does not on such
Interest Payment Date pay the amount of interest payable on such Interest
Payment Date in respect of the New Tranche B Loan, the amount of such interest shall be withdrawn from the Tranche B Interest Reserve Account (New
Tranche B Loan) and applied to pay such interest.  The New Tranche B Lenders hereby authorize and direct the Collateral Agent to request such withdrawal under the Tranche B Interest Reserve Account Control Agreement (New Tranche B
Loan) and to pay such interest.

          (iii)  On or after the Consolidation Date, upon each Interest
Payment Date in respect of the Tranche B Loan, if the Borrower does not on such Interest Payment Date pay the amount of interest payable on such
Interest Payment Date in respect of the Tranche B Loan, the amount of such interest shall be withdrawn from the Tranche B Interest Reserve Account
(Combined Tranche B Loan) and applied to pay such interest.  The Tranche B
Lenders hereby authorize and direct the Collateral Agent to request such withdrawal under the Tranche B Interest Reserve Account Control Agreement
(Combined Tranche B Loan) and to pay such interest.

          (g)   Upon each Interest Payment Date in respect of any portion
of the Tranche B Loan, in addition to the interest payable in cash as described above, the principal amount of such portion will be increased by a pay-in-kind interest amount calculated on the principal amount of such portion at the rate per annum of 4.00% for the period from the immediately preceding Interest Payment Date with respect to such portion to the current
Interest Payment Date, and such increased principal amount of the Tranche B
Loan shall thereafter bear interest (both cash-pay and pay-in-kind) at the same rates as the original principal amount of the Tranche B Loan.  For purposes of this paragraph (g), the Escrow Release Date shall be deemed to be an Interest Payment Date in respect of the New Tranche B Loan, and pay-in-
kind interest in respect of the New Tranche B Loan shall accrue from the
Closing Date.

          2.6   Interest Periods.  At the time the Borrower gives the
Notice of Funding, or prior to 1:00 P.M. (New York time) on the third
Business Day prior to the expiration of an Interest Period applicable to a
Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period")
applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that (in each case):

          (i)   the initial Interest Period for any Eurodollar Loan shall
     commence on the date of Borrowing or conversion of such Eurodollar Loan and each Interest Period occurring thereafter in respect of such
     Eurodollar Loan shall commence on the day on which the next preceding
     Interest Period applicable thereto expires;

          (ii)   if any Interest Period for a Eurodollar Loan begins on a
     day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii)   if any Interest Period for a Eurodollar Loan would
     otherwise expire on a day which is not a Business Day, such Interest
     Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for such Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv)   no Interest Period may be selected at any time when a
     Default or an Event of Default is then in existence;

          (v)   no Interest Period in respect of any Borrowing of any
     Eurodollar Loan shall be selected which extends beyond the Tranche B
     Maturity Date; and

          (vi)   on the Closing Date, the Interest Period in respect of the
     Continued Tranche B Loan shall expire (subject to payment by the
     Borrower of any breakage costs pursuant to Section 2.8, determined as if the expiration of such existing Interest Period on the Closing Date were a prepayment made on the Closing Date), and the next Interest
     Period selected on or after the Closing Date shall end on the first

     Business Day which occurs on or after the date which is 91 days after the Closing Date.

If upon the expiration of any Interest Period applicable to any Eurodollar
Loan, the Borrower has failed to elect, or is not permitted to elect, a new
Interest Period to be applicable to such Eurodollar Loan as provided above, the Borrower shall be deemed to have elected a one-month Interest Period effective as of the expiration date of such current Interest Period.  For purposes of calculating the funding fee payable pursuant to Paragraph 4 of the Escrow Agreement, such funding fee shall be calculated as if an Interest
Period in respect of the New Tranche B Loan began on the Closing Date and ended on the first Business Day to occur on or after the date which is 91 days after the Closing Date.

          2.7   Increased Costs, Illegality, etc.  (a)  In the event that a
Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i)   on any Interest Determination Date that, by reason of any
     changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii)   at any time, that such Lender shall incur increased costs
     or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan of such Lender because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to:  (A) a change in the basis of taxation of payment to such
     Lender of the principal of or interest on such Lender's Loan or Note or any other amounts payable to such Lender hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is doing business, organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances (other than with respect to taxes) arising since the
     Closing Date affecting such Lender (or its Source), the interbank
     Eurodollar market or the position of such Lender in such market; or

          (iii)   at any time, that the making or continuance of any
     Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender shall promptly give notice (by telephone  promptly  confirmed  in  writing)  to  the  Borrower  of  such determination.  Thereafter (x) in the case of clause (i) above, Eurodollar
Loans shall no longer be available until such time as such Lender notifies the Borrower that the circumstances giving rise to such notice by the Lender no longer exist, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 2.7(b) as promptly as possible and, in any event, within the time period required by Law.

          Each Lender, at the sole cost and expense of the Borrower
(including, but not limited to, such Lender's internal costs for use of its personnel and resources), will use its reasonable efforts to minimize taxes indemnifiable by the Borrower under this Section 2.7(a), including by complying with reasonable requests by the Borrower to do or to refrain from doing any act (including the execution of any certificates or similar documents required to establish an exemption or relief from any tax), if such efforts or any such compliance is, in the good faith discretion of such
Lender, of a purely ministerial nature and has no adverse impact on such
Lender or any Affiliate or on the business or operations of the foregoing
(unless such adverse impact is one of a nature and quality such that it is subject to indemnification and the Borrower has indemnified such Lender against such adverse impact in a manner satisfactory to such Lender determined in its sole discretion).  The Borrower shall indemnify such Lender for any taxes that may be imposed on it as a consequence of such compliance.

          (b)   At any time that any Eurodollar Loan is affected by the
circumstances described in Section 2.7(a)(i) or (ii), the Borrower may, and
in the case of a Eurodollar Loan affected by the circumstances described in
Section 2.7(a)(iii), the Borrower shall, upon at least three Business Days'
written notice to such Lender, require the affected Lender to convert such
Eurodollar Loan into a Base Rate Loan.

          (c)   If a Lender determines that after the Closing Date the
introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender (or its Source)
or any corporation controlling such Lender based on the existence of such
Lender's obligations hereunder, then the Borrower agrees to pay to such
Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each
Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 2.7(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Such Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.7(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          2.8   Compensation.  The Borrower agrees to compensate each
Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loan but excluding loss of anticipated profits) which such Lender may sustain:  (i) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 3.1, Section 3.2, Section 3.8 or as a result of an acceleration of the Loans pursuant to Section 8.2) or conversion of any
Eurodollar Loan is made on a date other than the last day of the Interest
Period applicable thereto; or (ii) as a consequence of (x) any other default by the Borrower to repay such Eurodollar Loan when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.7(b).

          SECTION 3.   PREPAYMENTS; PAYMENTS; TAXES.

          3.1   Voluntary Prepayments.  The Borrower shall have the right
to prepay the Tranche B Loan, ratably, in whole or in part at any time and from time to time on the following terms and conditions:  the Borrower shall give each affected Lender prior to 12:00 Noon (New York time) (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay a Base Rate Loan and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay a Eurodollar Loan, which notice (in each case) shall specify the amount of such prepayment which shall be in an aggregate principal amount of at least $10,000,000, and minimum increments of $1,000,000 in excess thereof; provided that, the
Tranche B Loan may not be prepaid until after all amounts payable to each
Holder under the Option Agreement in respect of any Put Notice (as defined in the Option Agreement) theretofore delivered by such Holder.  Each prepayment of the Tranche B Loan made pursuant to this Section 3.1 shall be accompanied by payment of a prepayment fee equal to (i) if such prepayment is made on or prior to October 1, 2003, the Voluntary Make-Whole Amount, (ii) if such prepayment is made after October 1, 2003 and on or prior to October 1, 2004,
2.5% of the principal amount prepaid and (iii) if such prepayment is made after October 1, 2004, 0.5% of the principal amount prepaid, which fee shall be distributed among each Tranche B Lender ratably according to the respective outstanding principal amounts of the Tranche B Loan held by such
Tranche B Lender.

          3.2   Mandatory Repayments.  (a)  The principal amount of each
Loan, to the extent then outstanding, shall be repaid at its maturity
(whether by acceleration or otherwise).

          (b)   In addition to any other mandatory repayments pursuant to
this Section 3.2, on each date on or after the Closing Date upon which the
Borrower receives any cash proceeds from any incurrence by the Borrower of
Indebtedness for borrowed money, an amount equal to 100% of the Net Debt

Proceeds of such incurrence shall be applied on such date in accordance with the requirements of Section 3.2(i); provided that up to $5,000,000 of such
Net Debt Proceeds from any incurrence by the Borrower of Indebtedness under
Section 7.4(ix) need not be so applied.

          (c)   In addition to any other mandatory repayments pursuant to
this Section 3.2, on each date on or after the Closing Date upon which the
Borrower receives any cash proceeds from any sale or issuance of its equity, including any preferred stock and any instrument that has both equity-like and debt-like components, an amount equal to 100% of the Net Equity Proceeds of such sale or issuance of equity shall be applied on such date in accordance with the requirements of Section 3.2(i); provided, that any such
Net Equity Proceeds received from the sale or issuance of equity of the
Borrower shall not be required to be applied to repay the Loans (i) to the extent that such Net Equity Proceeds are invested by the Borrower in PGE
Utility to the extent permitted by clauses (v) and (vi) of Section 7.5,
(ii) to the extent that such Net Equity Proceeds are held by the Borrower as cash or Cash Equivalents and thereafter used solely to prepay the Loans in accordance with the requirements of Section 3.2(i) or to make investments in
PGE Utility to the extent permitted by clauses (v) and (vi) of Section 7.5, or (iii) to the extent that the Net Equity Proceeds arose in conjunction with the sale by the Borrower (directly or through any of its Subsidiaries) of the
Borrower's common stock to the trustee for the PG&E Corporation Retirement
Savings Plan, stock option and other equity based incentives under the PG&E
Corporation Long Term Incentive Program and the Dividend Reinvestment Plan or
the trustee of the PGE Utility Savings Fund Plan.

          (d)  In addition to any other mandatory repayments pursuant to this Section 3.2, (A) on each date on or after the Closing Date upon which
(i) PGE Utility conveys, sells, leases, spins-off, transfers or otherwise disposes of assets having a fair market value exceeding (on a cumulative basis, including all prior conveyances, sales, leases, spin-offs, transfers and other dispositions consummated after the Closing Date) $250,000,000 in the aggregate (other than in connection with a Spin-Off, provided that the
Borrower complies with the requirements of Section 3.8) or (ii) PGE Utility issues (other than as a pro rata dividend) common stock (or options, warrants or other rights to acquire, or securities convertible into, common stock)
representing (on a cumulative basis, including all prior such issuances after the Closing Date) over 15% of its issued and outstanding common stock as of the Closing Date, the Borrower shall on such date repay in full the Tranche B
Loan, all accrued and unpaid interest thereon and all other amounts owing to the Tranche B Lenders under the Financing Documents; and (B) on each date on or after the Closing Date upon which PGE Utility issues (i) any preferred
Capital Stock or (ii) any common stock (or options, warrants or other rights to acquire, or securities convertible into, common stock) representing (on a cumulative basis, including all prior such issuances after the Closing Date)
up to 15% of its issued and outstanding common stock as of the Closing Date, an amount equal to 100% of the Net Equity Proceeds thereof shall be applied on such date in accordance with the requirements of Section 3.2(i).

           (e)   In addition to any other mandatory repayments pursuant to
this Section 3.2, (A) on each date on or after the Closing Date upon which the Borrower receives any cash proceeds from any Asset Sale by the Borrower,
LLC, NEG, Inc. or any NEG Subsidiary (including, without limitation, any
Qualified Asset Sale and any sale of the common stock of PGE Utility owned by the Borrower to the extent permitted by Section 7.2(xi)), an amount equal to
100% of the Net Sale Proceeds therefrom shall be applied in accordance with the requirements of Section 3.2(i); and (B) on each date after the date of a
Spin-Off on which the Borrower or any Reorganization Subsidiary receives any cash proceeds from any Asset Sale by the Borrower or any Reorganization
Subsidiary, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied in accordance with the requirements of Section 3.2(i).

          (f)   In addition to any other mandatory repayments pursuant to
this Section 3.2, on each date on or after the Closing Date upon which the
Borrower receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied in accordance with the requirements of Section 3.2(i); provided that such Net Insurance Proceeds shall not be required to be so applied to the extent such Net Insurance Proceeds are (i) in respect of Recovery Events for one or more Subsidiaries of the Borrower and arise from insurance programs maintained by the Borrower for such Subsidiaries to the extent that such Net
Insurance Proceeds are made available to, and actually received by, such
Subsidiaries; or (ii) utilized to repair the damages which resulted in such
Net Insurance Proceeds or are reinvested in assets similar to the assets with respect to which such Net Insurance Proceeds were received.

          (g)   In addition to any other mandatory repayments pursuant to
this Section 3.2, on each date on or after the Closing Date upon which the
Borrower or LLC receives any cash proceeds from any Qualified NEG Sale, an amount equal to 100% of the Net Sale Proceeds therefrom, minus any net tax liability of the Borrower resulting from such Qualified NEG Sale, shall be applied in accordance with the requirements of Section 3.2(i).

          (h)   In addition to any other mandatory repayments pursuant to
this Section 3.2, on each date on or after the Closing Date upon which the
Borrower receives any principal repayment in respect of borrowed money owing to the Borrower by any member of the NEG Group or a distribution or Dividend of any sort from LLC, PGE Utility or any Reorganization Subsidiary (other than distribution to the Borrower of shares of Reorganization Subsidiaries or the shares or related preferred stock purchase rights of PGE Utility in connection with a Spin-Off or a Non-Spin Plan of Reorganization), an amount equal to 100% of such proceeds (and, other than in the case of a distribution or Dividend from PGE Utility, net of any amount thereof used to reimburse the
Borrower for (i) any expense related to any income or franchise Taxes of NEG,
Inc. or any NEG Subsidiary (computed as if NEG, Inc. and each of its
Subsidiaries filed a consolidated federal income Tax return and state consolidated or combined income or franchise Tax returns, where applicable, separate from the Borrower, PGE Utility and Subsidiaries of PGE Utility, for
all taxable periods) or (ii) any expenses then due and payable under the
Expense Sharing Agreement) shall be applied in accordance with the requirements of Section 3.2(i).  In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on or after the Closing
Date upon which LLC receives any principal repayment in respect of borrowed money owing to LLC by any member of the NEG Group or a distribution or
Dividend of any sort from any member of the NEG Group, an amount equal to
100% of such proceeds (net of any amount thereof used to reimburse LLC and/or the Borrower for (i) any expense related to any income or franchise Taxes of
NEG, Inc. or any NEG Subsidiary (computed as if NEG, Inc. and each of its
Subsidiaries filed a consolidated federal income Tax return and state consolidated or combined income or franchise Tax returns, where applicable, separate from LLC, the Borrower, PGE Utility and Subsidiaries of PGE Utility,
for all taxable periods) or (ii) any expenses then due and payable under the

Expense Sharing Agreement) shall be applied in accordance with the requirements of Section 3.2(i).

          (i)   Each amount required to be applied pursuant to this Section
3.2(i) shall be, first, used to repay all amounts due and payable to each
Holder under the Option Agreement in respect of any Put Notice (as defined in the Option Agreement) theretofore delivered by such Holder, and, second, paid to each Tranche B Lender ratably according to the respective outstanding principal amounts of the Tranche B Loan held by such Tranche B Lender and shall be applied by each such Tranche B Lender to payment of any amount owing to such Tranche B Lender under Section 2.8, then to payment of any interest and fees then due and payable to such Tranche B Lender on account of the
Tranche B Loan, and then to reduce the remaining principal balance of the
Tranche B Loan of such Tranche B Lender.

          (j)   (i)  Each repayment or prepayment of the Tranche B Loan
made pursuant to Sections 3.2(a) through (c) above shall be accompanied by payment of a payment fee equal to (A) if such repayment or prepayment is made on or prior to October 1, 2003, the Mandatory Make-Whole Amount, (B) if such repayment or prepayment is made after October 1, 2003 and on or prior to
October 1, 2004, 2.5% of the principal amount repaid or prepaid and (C) if such repayment or prepayment is made after October 1, 2004, 0.5% of the principal amount repaid or prepaid, which fee shall be distributed among each
Tranche B Lender ratably according to the respective outstanding principal amounts of the Tranche B Loan held by such Tranche B Lender.

          (ii)  Each repayment of the Tranche B Loan made pursuant to
Sections 3.2(d) through (h) above shall be accompanied by payment of a repayment fee equal to (A) if such repayment is made on or prior to October
1, 2003, 3.5% of the principal amount repaid, (B) if such repayment is made after October 1, 2003 and on or prior to October 1, 2004, 2.5% of the principal amount repaid and (C) if such repayment is made after October 1,
2004, 0.5% of the principal amount repaid, which fee shall be distributed among each Tranche B Lender ratably according to the respective outstanding principal amounts of the Tranche B Loan held by such Tranche B Lender.

          (k)   In addition to any other mandatory repayments pursuant to
this Section 3.2, all of the then outstanding Tranche B Loan shall be repaid in full on the Tranche B Maturity Date.

          (l)    The application of any proceeds received by LLC to be
applied for mandatory repayment under Sections 3.2(b), (c), (e), (f), (g) and
(h) shall be subject to Compliance by LLC with the requirements for
Distribution under Section 13 of the LLC Agreement.

          (m)   Nothing in this Section 3.2 shall limit any other rights or remedies a Lender may have under Section 8 of this Agreement or under applicable law in connection with any Event of Default.

          3.3   Method and Place of Payment.  Except as otherwise
specifically provided herein, all payments under this Agreement and under any
Note shall be made to the Administrative Agent for the account of the Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the
Payment Office or pursuant to such other instruction as the Administrative
Agent shall designate to the Borrower in writing.  Except as otherwise provided herein, whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.4   Net Payments.  (a)  All payments made by the Borrower to
the Administrative Agent or any Lender hereunder and under any Note will be made without setoff, counterclaim or other defense.  Except as provided in
Section 3.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is doing business, organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes").  If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note.  If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is doing business, organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is doing business, organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.  The Borrower will furnish to such Lender within
45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such
Borrower.  The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any
Taxes so levied or imposed and paid by such Lender.

          (b)   Any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Administrative Agent and the Borrower on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.11(a)
(unless such Assignee was already a Lender hereunder immediately prior to such assignment in which case such assignee shall reaffirm its ability to deliver the forms set forth below in clause (i) or (ii), as applicable), on the date of the assignment to such Assignee, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN
(with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if any such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the
Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form
W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section
3.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this
Agreement and under any Note.  In addition, each such Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Administrative Agent and the Borrower two new accurate and complete original signed copies of
Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the
Administrative Agent and the Borrower of its inability to deliver any such
Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.4(b).
Notwithstanding anything to the contrary contained in Section 3.4(a) but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a
United States person (as such term is defined in Section 7701(a)(30) of the
Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Administrative Agent and the Borrower U.S. Internal
Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 3.4(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Administrative Agent and the Borrower the Internal
Revenue Service Forms required to be provided to the Administrative Agent and the Borrower pursuant to this Section 3.4(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.  Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.4, the
Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 3.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.  The sole consequence of any Lender failing to comply with the requirement to deliver the Internal Revenue Service Forms or the Section 3.4(b)(ii) Certificate shall be that the Borrower shall not be obligated pursuant to Section 3.4(a) to gross-up payments to be made to such
Lender in respect of any resulting U.S. income or similar taxes.

          (c)   Any Lender that is (i) an Assignee pursuant to Section
9.11(a) and (ii) not a United States person (as such term is defined in
Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes will certify to the Borrower on or prior to the date of the assignment to such
Lender that payments to such Lender hereunder and under any Note are, as of the date of such assignment, not subject to any withholding tax imposed by any taxing jurisdiction located outside of the United States.

          (d)   Each Lender, at the sole cost and expense of the Borrower
(including, but not limited to, the Lender's internal costs for use of its personnel and resources), will use its reasonable efforts to minimize taxes indemnifiable by the Borrower under this Section 3.4, including by complying with reasonable requests by the Borrower to do or to refrain from doing any act (including the execution of any certificates or similar documents required to establish an exemption or relief from any tax), if such efforts or any such compliance is, in the good faith discretion of such Lender, of a purely ministerial nature and has no adverse impact on such Lender or any
Affiliate or on the business or operations of the foregoing (unless such adverse impact is one of a nature and quality such that it is subject to indemnification and the Borrower has indemnified such Lender against such adverse impact in a manner satisfactory to such Lender determined in its sole discretion).  The Borrower shall indemnify such Lender for any taxes that may be imposed on it as a consequence of such compliance.  No Lender shall be required to disclose any tax return or filing or any related information it deems confidential and all positions taken by each Lender in any tax return, filing or proceeding shall be within the sole control of such Lender.

          3.5   Allocation.  The parties agree that the Notes issued by the
Borrower to the New Tranche B Lenders under this Agreement and the New
Warrants issued by the Borrower to the New Tranche B Lenders under the New
Warrant Agreement will, for federal tax purposes, be treated as an
"investment unit" as such term is defined under Section 1273(c)(2) of the
Code and the parties agree that the consideration paid by each New Tranche B
Lender for its Note and New Warrants shall be allocated as set forth on
Schedule 3.5.

          3.6   [OMITTED].

          3.7   Application of Payments; Sharing.  (a)  Subject to the
provisions of the Intercreditor Agreement and this Section 3.7, the
Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the
Borrower hereunder, it shall promptly distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, except to the extent that this Agreement provides for payments to be allocated to particular Lenders or to Lenders holding a particular Loan, if it should receive any payment hereunder on account of the Obligations (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the Obligations obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount;
provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing provisions of this paragraph, in the event that (i) during the period between the Closing Date and the date which is 91 days after the Closing Date, an Event of Default occurs under Section
8.1(e) and (ii) during the proceeding constituting such Event of Default any payment made by the Borrower in respect of either the Continued Tranche B
Loan or the New Tranche B Loan, as the case may be, prior to the commencement of any such proceeding is avoided or otherwise recovered pursuant to Sections
547 and 550 of the Bankruptcy Code, or any lien granted by the Borrower prior to the commencement of any such proceeding to secure either the Continued
Tranche B Loan or the New Tranche B Loan, as the case may be, is avoided or otherwise recovered pursuant to Section 547 of the Bankruptcy Code,  then, in any such case, solely for purposes of this paragraph, such payment or such lien shall be deemed not to have been avoided or recovered, and (for greater certainty) any amount that would have been received in respect of the
Continued Tranche B Loan or the New Tranche B Loan, as the case may be, if such lien had not been so avoided shall be deemed to have been received and not avoided.  Anything to the contrary in this Agreement notwithstanding, all proceeds of the Tranche B Escrow Account (including all substitutions and replacements therefor) shall be applied solely to the New Tranche B Loan ratably among the New Tranche B Lenders according to the respective outstanding principal amounts of the New Tranche B Loan held by the New
Tranche B Lenders, and shall not be shared with the Continued Tranche B
Lenders on account of the Continued Tranche B Loan.

          3.8   Offers to Repay.  (a)  Upon a Change of Control, the
Borrower shall prepare and provide to each Lender an Offer to Repay Notice, which shall include an offer (the "Change of Control Offer to Repay") to prepay on the date (each, a "Change of Control Offer Settlement Date") that is ten (10) Business Days after the date of the Offer to Repay Notice, such
Lender's Loan, together with a prepayment fee (the "Change of Control
Prepayment Fee") equal to 1.5% of the aggregate principal amount of such
Lender's Loan, and each Lender wishing to accept the Change of Control Offer to Repay (which shall be determined by such Lender in its sole discretion)
shall reply, in the form of Exhibit E-2, indicating whether such offer is accepted or rejected in whole or in part (and if so, to what extent) by the close of business on the Business Day preceding the Change of Control Offer
Settlement Date, failing which such offer will be deemed to have been accepted in whole by such Lender and such repayment will be made by the
Borrower to such Lender.  On the Change of Control Offer Settlement Date, the
Borrower shall pay to those Lenders who have accepted (or are deemed to have accepted) the Change of Control Offer to Repay the aggregate amount necessary to prepay that portion of the outstanding Loans, together with the Change of
Control Prepayment Fee, in respect of which such Lenders have accepted (or are deemed to have accepted) the Change of Control Offer to Repay in accordance with this Section 3.8(a).

          (b)   Not later than 45 days prior to the date (the "Spin-Off
Date") of any Spin-Off, the Borrower shall prepare and provide to each Lender an Offer to Repay Notice, which shall include an offer (the "Spin Offer to
Repay") to prepay on a date (each, a "Spin Offer Settlement Date") that is on or before the Spin-Off Date, such Lender's Loan, together with a prepayment fee (the "Spin Prepayment Fee") equal to the Put Prepayment Fee Percentage of the aggregate principal amount of such Lender's Loan, and each Lender wishing to accept the Spin Offer to Repay (which shall be determined by such Lender in its sole discretion) shall reply, in the form of Exhibit E-2, indicating whether such offer is accepted or rejected in whole or in part (and if so, to what extent) by the close of business on the date that is ten (10) days after the date of receipt of the Offer to Repay Notice by such Lender, failing which such offer will be deemed to have been accepted in whole by such Lender and such repayment will be made by the Borrower to such Lender.  On the Spin
Offer Settlement Date, the Borrower shall pay to those Lenders who have accepted (or are deemed to have accepted) the Spin Offer to Repay the aggregate amount necessary to prepay that portion of the outstanding Loans, together with the Spin Prepayment Fee, in respect of which such Lenders have accepted (or are deemed to have accepted) the Spin Offer to Repay in accordance with this Section 3.8(b); provided, that in the event that both
(1) the PGE Plan is confirmed and (2) immediately upon the consummation of the Newco Spin, the Borrower has delivered to the Collateral Agent the stock certificates representing the common stock of Newco received by the Borrower in the Newco Spin such that the Lenders shall have a perfected first priority security interest in the common stock of Newco pursuant to the Utility Pledge
Agreements, the Spin-Off Date shall be deemed to be the earlier of (i) the date of the PGE Spin and (ii) the date 30 days after the date of the Newco
Spin.  For avoidance of doubt, no Spin-Off shall be permitted prior to the prepayment of all amounts owing to Lenders that accept the Borrower's Spin
Offer to Repay in accordance with this Section 3.8(b).

          (c)   Upon and after the confirmation of any Non-Spin Plan of
Reorganization, if on any Test Date the Post-Confirmation Market Value to
Loan Ratio is less than 85% of the Pre-Closing Market Value to Loan Ratio, then, not later than 5 Business Days after such Test Date, the Borrower shall prepare and provide to each Lender an Offer to Repay Notice, which shall include an offer (the "Non-Spin Offer to Repay") to prepay on a date (each, a
"Non-Spin Offer Settlement Date") that is on or before the date twenty-five
(25) Business Days after the date of the Offer to Repay Notice, such Lender's
Loan, together with a prepayment fee (the "Non-Spin Prepayment Fee") equal to the Put Prepayment Fee Percentage of the aggregate principal amount of such
Lender's Loan, and each Lender wishing to accept the Non-Spin Offer to Repay
(which shall be determined by such Lender in its sole discretion) shall reply, in the form of Exhibit E-2, indicating whether such offer is accepted or rejected in whole or in part (and if so, to what extent) by the close of business on the date that is ten (10) days after the date of receipt of the
Offer to Repay Notice by such Lender, failing which such offer will be deemed to have been accepted in whole by such Lender and such repayment will be made by the Borrower to such Lender.  On the Non-Spin Offer Settlement Date, the
Borrower shall pay to those Lenders who have accepted (or are deemed to have accepted) the Non-Spin Offer to Repay the aggregate amount necessary to prepay that portion of the outstanding Loans, together with the Non-Spin
Prepayment Fee, in respect of which such Lenders have accepted (or are deemed to have accepted) the Non-Spin Offer to Repay in accordance with this Section
3.8(c).

          SECTION 4.   CONDITIONS PRECEDENT.

          4.1   Conditions to Closing.  The obligation of any Lender to
make or continue its Loan, and the occurrence of the Closing Date, shall be subject to the conditions precedent that such Lender shall have received, or shall have waived receipt of, the following (in the case of documents described below to be delivered to such Lender), each of which shall be in form and substance satisfactory to such Lender, and that the other conditions set forth below shall have been satisfied or waived in accordance with this
Agreement:

          (a)    Financing Documents.  Each of the Financing Documents
(including the acknowledgments under the LLC Pledge Agreement and the Stock
Pledge Agreement, the Utility Pledge Agreements, the Security Agreements, the
Option Agreement, the New Warrant Agreement and the Tranche B Interest
Reserve Account Control Agreements (other than the Tranche B Interest Reserve
Account Control Agreement (Combined Tranche B Loan))) shall have been duly authorized, executed and delivered by each party thereto.  Such Lender shall have received an original of each Financing Document executed by all parties thereto.

          (b)   Notes.  The Borrower shall have duly authorized, executed
and delivered a Note for the Continued Tranche B Loan and the New Tranche B
Loan (as applicable) of such Lender.  Each Note shall be appropriately completed with the name of the payee, the maximum principal amount thereof and the date of issuance (which shall be the Closing Date) inserted therein.

          (c)   Charter Documents.  Such Lender shall have received the
following documents, each certified as indicated below:

          (i)   a copy of the Charter Documents of the Borrower, as in
     effect on the Closing Date, certified by the Secretary of State of the
     State of such Person's organization, as applicable, and a certificate, where available, as to the good standing of and payment of franchise taxes by the Borrower from the Secretary of State of the State of such
     Person's organization, dated as of a date no earlier than five (5) days prior to the Closing Date;

          (ii)   a certificate of an Authorized Officer of the Borrower,
     dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of the Charter Documents of such Person, as in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other equivalent body) or evidence of all corporate, partnership or limited liability company action, as the case may be, of such Person, authorizing the execution, delivery and performance of the Financing Documents to which such Person is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the name, incumbency and specimen signature of each officer of such Person executing the Financing Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith; and

          (iii)   a certificate of another Authorized Officer of the
     Borrower as to the name, incumbency and specimen signature of the
     Authorized Officer of such Person that signed the certificate referred to in clause (ii) above.

          (d)   Filings,  Registrations,  Recordings;  Other  Perfection
Actions.  (i)  On or prior to the Closing Date, such Lender shall have received certified copies of Requests for Information or Copies (Form UCC-
11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower, LLC or NEG, Inc., as debtor, together with copies of such financing statements.

          (ii)   Any document required to be filed, registered, notarized
     or recorded in order to create and perfect the security interest of the
     Collateral Agent under the Security Documents as a first priority Lien shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations and recordations are required, and any other action required in the judgment of any Lender to perfect such security interest as such first priority Lien shall have been effected, and such
     Lender shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, notarization, recording and other fees and all taxes and expenses related to such filings, notarizations, registrations and recordings have been paid in full.

          (iii)   The Collateral Agent shall have received the stock
     certificates representing 100% of the Capital Stock of NEG, Inc. and
     100% of the Capital Stock of PGE Utility owned by the Borrower, together with related appropriate stock powers, duly executed in blank.

          (iv)   The Collateral Agent shall have received the certificates
     representing 100% of the Pledged Interest of the Borrower being pledged pursuant to the LLC Pledge Agreement, together with related powers, duly executed in blank.

          (e)   Borrower's Certificate.  Such Lender shall have received an original counterpart of a certificate of an Authorized Officer of the
Borrower, dated the Closing Date, to the effect that:   (i) the
representations and warranties of the Borrower contained in Section 5 hereof and the representations and warranties of the Borrower contained in each of the other Financing Documents to which the Borrower is a party are true and correct in all material respects (or in the event any such representation or warranty shall be qualified by a "Material Adverse Effect" or a materiality threshold, in all respects) on and as of the Closing Date (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date), (ii) all covenants required to be performed by the Borrower contained in any Financing Document to which it is a party prior to the
Closing Date have been performed in all material respects, (iii) all
Financing Documents are in full force and effect under the terms and conditions set forth in such Financing Documents, and (iv) no Default or
Event of Default (after giving effect to the transactions contemplated hereby) has occurred and is continuing.

          (f)   [OMITTED].

          (g)   Financial Information, etc.  (i)  Such Lender shall have
received copies of the most recent audited and unaudited (x) consolidated financial statements from the Borrower, in form and substance satisfactory to such Lender together with a certificate from the Chief Financial Officer,
Chief Accounting Officer, Treasurer or other Authorized Officer of such
Person, dated the Closing Date, to the effect that, to the best of such officer's knowledge, (A) such financial statements or information are true, complete and correct in all material respects and (B) except as disclosed in the SEC Filings by the Borrower or NEG, Inc. since December 31, 2001 but prior to the Closing Date, there has been no material adverse change in the condition (financial or otherwise), results of operations, business,
Properties, liabilities, management or prospects of such Person since the date of the most recent financial statements or information of such Person.

          (ii)   Such Lender shall have received such other financial,
business and other information regarding any other Subsidiary of the Borrower as such Lender shall have reasonably requested.

          (h)   Process Agent.  Such Lender shall have received a copy of a letter from Corporation Service Company accepting its appointment as process agent in New York for the Borrower, LLC and NEG, Inc., in substantially the form of Exhibit D hereto.

          (i)   Legal Opinions.  Such Lender shall have received original
counterparts of the legal opinions of counsel to the Borrower, LLC and NEG,
Inc., which legal opinions shall be dated the Closing Date, addressed to such
Lender, and in form, scope and substance satisfactory to such Lender; such legal opinions shall cover substantially the same matters as were covered by the legal opinions delivered on behalf of the Borrower on the Initial Closing
Date; provided, that the legal opinion with respect to substantive consolidation shall address the substantive consolidation of the Borrower and
NEG, Inc., and PGE Utility and NEG, Inc., in each case in a bankruptcy with respect to NEG, Inc, as well as the substantive consolidation of the Borrower and PGE Utility.

          (j)   Material Adverse Change.  Since December 31, 2001, and
except as disclosed in the SEC Filings by the Borrower or NEG, Inc. since
December 31, 2001 but prior to the Closing Date, there shall not have occurred and be continuing any Material Adverse Change of the Borrower.

          (k)   Fees; Expenses.  Lehman Commercial Paper Inc. shall have
received the fees payable to it pursuant to the Lehman Fee Letter, and all other fees, costs and charges due and owing to any Person under the Financing
Documents on or prior to the Closing Date shall have been received by such
Person.  The Collateral Agent shall have received the CA Fee for payment of its services as Collateral Agent under the Financing Documents.  The
Administrative Agent shall have received payment of all out-of-pocket expenses payable by the Borrower to such Person (including, in its capacity as a Lender as well as an agent) pursuant to Section 9.1 (including reasonable fees and expenses and disbursements of legal counsel).

          (l)   Interest.  On or prior to the Closing Date, the Borrower
shall have deposited in the Tranche B Interest Reserve Account (Continued
Tranche B Loan) at least $75,833,333.33, and the Collateral Agent shall have confirmed receipt of such amount and the amount of the account balance of such account.  The Borrower shall have paid in cash all interest (both cash-
pay and pay-in-kind) on the Continued Tranche B Loan that accrued (and was not previously paid in cash) to the Closing Date under the Existing Credit
Agreement.

          (m)   [OMITTED].

          (n)   Notice of Funding.  The Administrative Agent shall have
received a Notice of Funding pursuant to and in compliance with Section 2.2.

          (o)   Governmental  Approvals,  etc.    (i)  All  Governmental
Approvals and consents or approvals from any third party which under applicable Law or any agreement, contract or document are required to be obtained by the Borrower or its Subsidiaries with respect to the transactions contemplated by the Financing Documents prior to the Closing Date shall have been duly obtained and shall be final, non-appealable and in full force and effect; (ii) there shall have been no change in any applicable Law, and no issuance of any order, writ, injunction or decree of any Governmental
Authority or arbitral tribunal, which, in either such case, could reasonably be expected to have a Material Adverse Effect; and (iii) there shall have been no proposed change in or modification of any applicable Law which could reasonably be expected to be enacted and which if enacted could reasonably be expected to have a Material Adverse Effect.

          (p)   Material  Adverse  Effect.    There  shall  exist  no
circumstance, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

          (q)   Litigation.  Except as set forth on Schedule 5.6, no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, shall be pending or threatened against the transactions contemplated by the Financing Documents or any document executed in connection therewith which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and no other legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, shall be pending in respect of the Borrower, LLC or NEG, Inc. which, if adversely determined, could reasonably be expected to result in a Material Adverse Change to the
Borrower.   No legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, shall be pending in respect of PGE Utility which could reasonably be expected to result in a Material Adverse Change to the Borrower.  Notwithstanding the
foregoing,  there  shall  exist  no  legal  or  arbitral  proceedings  or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened, which, if adversely determined, could reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any material provision of any Financing
Document, (ii) the rights and remedies of the Collateral Agent, the
Administrative Agent, any Holder or any Lender under any of the Financing
Documents or (iii) the security interests provided under the Security
Documents.

          (r)   Solvency Certificate.  On or before the Closing Date, the
Borrower shall cause to be delivered to such Lender a solvency certificate from the Chief Financial Officer or Treasurer of the Borrower in form, scope and substance satisfactory to such Lender, dated the Closing Date, setting forth the conclusion that, after giving effect to the transaction contemplated by the Financing Documents and the incurrence of all the financings contemplated herein, the Borrower (on a stand-alone basis) and the
Borrower and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay debts as they mature and become due.

          (s)   No Breach.  Immediately prior to and after giving effect to the transactions contemplated by the Financing Documents, except as disclosed in Part E of the Disclosure Letter, there shall exist no default or event of default under any material agreement or contract to which the Borrower is a party which would result in a Material Adverse Change to the Borrower.

          (t)   Disclosure Letter.  Such Lender shall have received the
Disclosure Letter.

           (u)   Proceedings.  All corporate and other proceedings, and all
Charter Documents, other documents, instruments and other legal matters in connection with the transactions contemplated hereby and the other Financing
Documents shall be satisfactory in form and substance to such Lender and such
Lender shall have received such other documents, certificates and instruments relating to the Financing Documents or the transactions contemplated thereby as it shall have reasonably requested, in each case, in form and substance satisfactory to it.

          (v)   Convertible  Notes.    The  Convertible  Notes  and  the
Convertible Notes Indenture shall have been modified in a manner reasonably satisfactory to the Required Waiver Lenders such that no non-payment or acceleration of indebtedness of NEG, Inc. or any of its Subsidiaries, and no bankruptcy event with respect to NEG, Inc. or any of its Subsidiaries, will constitute a default or event of default under the Convertible Notes and the
Convertible Notes Indenture.

          SECTION 5.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          In order to induce the Administrative Agent and each Lender to enter into this Agreement, and to induce each Lender to make or continue its
Loan, the Borrower makes the following representations, warranties and agreements as of the date hereof, all of which shall survive the execution and delivery of this Agreement and the Notes and the making and continuance of the Loans:

          5.1   Standing.  (a)  Each of the Borrower and LLC (collectively, the "Covered Parties") is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its Properties and to carry on its business as now being conducted.

          (b)   Each Covered Party is duly qualified or licensed to do
business as a foreign entity and is in good standing in each jurisdiction in which the use and ownership of its Property or the conduct of its business requires such license or qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

          5.2   Requisite Authority; Etc.  Each Covered Party has all
requisite power and authority to enter into the Financing Documents to which it is a party.  All necessary action on the part of each Covered Party has been taken to authorize the execution and delivery of the Financing Documents to which it is a party, the performance of its obligations under such
Financing Documents and the consummation of the transactions contemplated hereby and thereby.  Each of the Financing Documents has been duly and validly executed and delivered by each Covered Party that is a party thereto, and constitutes valid and binding agreements of each such Covered Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in an proceeding in equity or at law).

          5.3   No Conflict.  Neither the execution and delivery of the
Financing Documents nor the consummation of the transactions contemplated by such Financing Documents nor compliance by any Covered Party with any of the provisions of such Financing Documents to which it is a party will
(i) violate or conflict with any provision of the charter, certificate of formation, by-laws or limited liability company agreement or other governing documents of such Covered Party, or any Law, judgment, order, writ, decree or injunction applicable to such Covered Party, or (ii) except as set forth in
Part F of the Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default)
under, or result in the termination of, accelerate the performance required by, or, except for the Liens created by the Financing Documents, result in the creation of any Lien upon any of the Properties or assets of such Covered
Party, under any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, permit or other instrument or obligation of which such Covered Party is a party or by which it or any of its assets are bound.

          5.4   Consents.  (a)  No permit, application, notice, transfer,
consent, approval, order, qualification, waiver from or authorization of, or declaration, filing or registration with, any Governmental Authority or any third party is currently required to be made or obtained by any Covered Party or any of its Subsidiaries in connection with (i) the execution, delivery and performance of the Financing Documents or the consummation of the transactions contemplated by such Financing Documents, (ii) the grant by the
Borrower or LLC, or the perfection and maintenance, of the Liens contemplated by the Financing Documents (including the first priority nature thereof) or
(iii) the exercise by any party to the Financing Documents of any of its rights under any such Financing Document or any remedies pursuant to the
Financing Documents, except that (A) the exercise by any Holder of its right to convert the Option to Option Shares under the Option Agreement or the exercise of Warrants by any holder thereof, in each case, may require filing under the HSR Act or with FERC, (B) the exercise of the foreclosure rights with respect to the stock of NEG, Inc. or the LLC Interests which may require filing with FERC and certain state regulatory agencies and (C) the exercise of foreclosure rights with respect to the common stock of PGE Utility or
Newco may require filing with FERC.

          (b)   No right of first refusal, preemptive right, right of first offer or other similar rights to acquire (each a "Preferential Right") are required to be complied with by the Borrower, LLC or NEG, Inc. in connection with the execution, delivery or performance of the Financing Documents or the consummation of the transactions contemplated by the Financing Documents.

          5.5   Compliance with Law.  Each Covered Party has been and on
the Closing Date is in compliance in all material respects with all Laws,
Governmental Approvals, orders, writs, injunctions or decrees or its Charter
Documents applicable to or otherwise concerning such Person.

          5.6   Litigation Claims.  Except as set forth on Schedule 5.6,
there are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened against the transactions contemplated by the Financing Documents or any document executed in connection therewith which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there are no other legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person pending against the Borrower, LLC or NEG, Inc. which, if adversely determined, could reasonably be expected to result in a Material Adverse Change to the
Borrower.  There are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person pending against PGE Utility or its Subsidiaries which could reasonably be expected to result in a Material Adverse Change to the Borrower.  Notwithstanding the
foregoing, there are no legal or arbitral proceedings or investigations, or any proceedings by or before any Governmental Authority or any Person, pending or threatened, which, if adversely determined, could reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any material provision of any Financing Document, (ii) the rights and remedies of the Collateral Agent, the Administrative Agent, any
Holder or any Lender under any of the Financing Documents or (iii) the security interests provided under the Security Documents.

          5.7   Contracts and Commitments.  (a)  Schedule 5.7 reflects a
complete and accurate list of all material contracts, agreements or letters of intent or written understandings (including all amendments and supplements thereto)  entered  into  by  the  Borrower  (collectively,  the  "Covered
Contracts").

          (b)   Except as otherwise set forth on Part E of the Disclosure
Letter, (i) each of the Covered Contracts is a valid and binding obligation of the Borrower and enforceable by the Borrower in accordance with its terms, except  as  enforcement  may  be  limited  by  bankruptcy,  insolvency, reorganization or similar laws or equitable principles relating to creditors'
rights generally; (ii) the Borrower is not in default or alleged to be in default under any Covered Contract, and no other asserted or, to the best knowledge of the Borrower, unasserted claim or dispute under any Covered
Contract exists; and (iv) to the best knowledge of the Borrower, there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default, claim or dispute by the Borrower or, to the best knowledge of the Borrower, any other party to any such Covered
Contract.

          5.8   Liens.  Except as set forth on Schedule 5.8, none of the
Properties of the Borrower or LLC are subject to any Lien, other than the
Liens created by this Agreement and the Security Documents.

          5.9   Insurance.  All insurance policies and fidelity bonds
relating to the Borrower and its Properties, including summary descriptions and the termination dates thereof, in force as of the date of this Agreement are set forth on Schedule 5.9.  The insurance coverage provided by such policies will not terminate or lapse as a result of the transactions contemplated by this Agreement or the other Financing Documents.  Except as set forth on Schedule 5.9, all such insurance policies and fidelity bonds are in the name of the Borrower.  None of the Borrower or, to the best knowledge of the Borrower, any other party to any such policy or bond is in breach, violation or default (including with respect to the payment of premiums or the giving of notices), and, to the best knowledge of the Borrower, no event has occurred that, with notice or the lapse of time or both, could constitute such a breach, violation or default by the Borrower or any other party, or permit termination, modification or acceleration, under such policy or bond, except where any such breach, violation, default, termination, modification or acceleration could not reasonably be expected to have a Material Adverse
Effect.

           5.10   Capitalization and Ownership.  (a)  As of the Closing
Date, the Borrower and Energy NEG Corp. are the sole members of LLC, with the
Borrower owning all of the Class A membership interests of the LLC, which entitle the Borrower to 100% of the economic interest in LLC, and Energy NEG
Corp. owning all of the Class B membership interests of LLC, which entitle
Energy NEG Corp. to vote solely on certain bankruptcy matters of LLC as provided for in the LLC Agreement.  The Borrower is (and at all times prior to the Closing Date from and after January 12, 2001, was) the owner of 100%
of the Class A membership interests in LLC and is (and at all times prior to the Closing Date from and after January 12, 2001, was) the indirect owner
(through the Limited Liability Company Interests) of 100% of NEG, Inc. and
the NEG Subsidiaries.  Set forth on Schedule 5.10(a) is a schedule setting forth the outstanding Capital Stock of PGE Utility and the owners thereof as of the Closing Date.  The Capital Stock of PGE Utility owned by the Borrower is free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security Documents.

          (b)   LLC is (and at all times prior to the Closing Date from and after January 12, 2001, was) the sole direct owner of all of the outstanding
Capital Stock of NEG, Inc., free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security
Documents.

          (c)   [Reserved]

          (d)   (i)  All of the Limited Liability Company Interests have
been duly authorized and, at the Closing Date, are and will be validly issued, free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security Documents.

          (ii)   All shares of the Capital Stock of NEG, Inc. and PGE
Utility have been duly authorized and, at the Closing Date, are and will be validly issued and fully paid and nonassessable and are owned by LLC or the
Borrower, respectively, free and clear of all Liens and adverse claims, other than the Liens in favor of the Collateral Agent created by the Security
Documents.

          (e)   Except as set forth in Schedule 5.10(e) and as provided
under the Option Agreement, no Person other than an employee or former employee of a member of the NEG Group owns (i) any outstanding option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment, arrangement or understanding relating to the issuance by or purchase from the Borrower of its LLC Interests or LLC or NEG,
Inc. of its Equity Interests, or (ii) any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to LLC or
NEG, Inc., and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of LLC Interests or Equity
Interests to which the Borrower, LLC or NEG, Inc. is party.  Except as set forth in Schedule 5.10(e), no Person owns (i) any outstanding option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment, arrangement or understanding relating to the issuance by or purchase from the Borrower or PGE Utility of Capital Stock of
PGE Utility, or (ii) any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to PGE Utility, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the common stock of PGE Utility to which the
Borrower or PGE Utility is party.

          (f)   Schedule 5.10(f) sets forth for each of the Borrower, LLC,
NEG, Inc. and PGE Utility a complete and accurate listing of (i) its name and jurisdiction of organization, (ii) its form of organization and (iii) in the case of LLC, NEG, Inc. and PGE Utility, the percentage (and, where applicable, the amount) of capital stock, membership interests or other equity interests ("Equity Interests") held directly or indirectly by the
Borrower.

          5.11   Financial Statements; Absence of Certain Changes; Cash
Flow Forecasts.  (a)  Prior to the execution of this Agreement, the Borrower has delivered to the Administrative Agent and each Lender (i) the audited consolidated financial statements of the Borrower as at December 31, 2001 and
(ii) the unaudited consolidated financial statements of the Borrower as at
June 30, 2002, each of which has been certified by the Chief Financial
Officer of the Borrower.  The audited financial statements (the "Audited
Financial Statements") described in this Section 5.11(a) (complete with any appropriate footnote disclosures) present fairly the financial position of the Borrower as at December 31, 2001, and were prepared in accordance with
U.S. GAAP, consistently applied.  The unaudited financial statements (the
"Unaudited Financial Statements") described in this Section 5.11(a) present fairly the financial position of the Borrower as at such dates and were prepared on a management basis without accompanying notes.  Such Audited
Financial Statements and Unaudited Financial Statements have been prepared from the books of account and financial records of the Borrower.

          (b)   Since December 31, 2001 and except as disclosed in the SEC
Filings by the Borrower or NEG, Inc. since December 31, 2001 but prior to the
Closing Date, the Borrower has conducted its business only in the ordinary course of business, and there has not been (i) any event or development that could, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect or (ii) any damage, destruction or loss, whether or not covered by insurance, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Audited Financial Statements or otherwise disclosed in writing to each Lender in the Disclosure Letter or incurred in the ordinary course of business,  the  Borrower  has  no  outstanding  claims,  liabilities  or indebtedness, contingent or otherwise.

          (c)   The cash flow forecasts, dated October 17, 2002 and
denominated by the Borrower as "Case 1 and Case 2 Cash Forecasts" have been delivered to the Lenders.  Such forecasts were prepared by the Borrower in good faith based upon assumptions (which are disclosed in such forecasts)
believed by the Borrower to be reasonable, and on the date hereof the
Borrower believes that such forecasts and the assumptions upon which they were based continue to be reasonable on the date hereof.

          5.12   Taxes.  (a)  Each of the Borrower and its Subsidiaries has
filed or caused to be filed with the appropriate taxing authorities all material federal, state and local tax returns ("Returns") which are required to be filed by or with respect to each of the Borrower, its Subsidiaries, or any assets thereof.  The Returns accurately reflect (or will accurately reflect) all liabilities for Taxes of the Borrower and each such Subsidiary for the periods covered thereby in all material respects.  All material Taxes due by or with respect to the Borrower and each such Subsidiary, or any assets thereof, whether or not shown on any Return, have been or will be timely paid in full on or prior to the Closing Date or accrued and provided for on the books and records of each such Person, as applicable, in accordance with U.S. GAAP.  There is no dispute or claim concerning any liability for Taxes of the Borrower and each of its Subsidiaries, or any assets thereof that has been claimed or raised by any Governmental Authority, except for disputes or claims for Taxes that have been provided for on the books and records of each such Person, as applicable, in accordance with U.S.
GAAP.  No Return of the Borrower, its Subsidiaries, or the affiliated group of the Borrower is currently, or has been, the subject of an audit by any taxing authority and no notice of such an audit has been received, except for audits with respect to Taxes that have been provided for on the books and records of the Borrower and its Subsidiaries, as applicable, in accordance with U.S. GAAP.  None of the Borrower or any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to
Taxes that have been provided for on the books and records of the Borrower and its Subsidiaries, as applicable, in accordance with U.S. GAAP.

          (b)   All material Taxes which the Borrower or any of its
Subsidiaries is (or was) required by Law to withhold or collect with respect to any payments made in connection with its Property have been duly withheld or collected, and have been timely paid over to the appropriate authorities to the extent due and payable.

          5.13   Disclosure.  All documents, reports or other written
information pertaining to the Borrower or its Affiliates that have been furnished to the Lenders by or on behalf of the Borrower, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading.  There is no fact, event or circumstance that has not been disclosed to the Lenders in writing, the existence of which could reasonably be expected to have a Material
Adverse Effect.

          5.14   Environmental Matters.  Except as set forth in Schedule
5.14 or as disclosed in the SEC Filings by the Borrower or NEG, Inc. since

December 31, 2001 but prior to the Closing Date, (a) each of the Borrower and
PGE Utility is in compliance in all material respects with all applicable
Environmental Laws, (b) there is no Environmental Claim outstanding or pending against the Borrower or PGE Utility or, to the best knowledge of the
Borrower, threatened against the Borrower or PGE Utility, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect, and (c) to the best knowledge of the Borrower, neither the Borrower nor PGE Utility has made any past or present releases, emissions, discharges or disposals of any Hazardous Material in violation of any Environmental Laws or that would give rise to any liability which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.15   Brokers' or Finders' Fees.  Except as set forth in
Schedule 5.15 (as to which the Borrower is solely responsible for the payment of any such investment banker's, brokers' or finders' fee or other commission or similar fee), no agent, broker, investment banker, Person or firm acting on behalf of the Borrower or any of its Affiliates or under the authority of the Borrower or any of its Affiliates is or will be entitled to any brokers'
or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

          5.16   Certain Regulatory Matters.  (a)  Neither the Borrower nor
any Subsidiary of the Borrower is a "registered holding company" or a
"subsidiary company" or an "affiliate" of a "registered holding company" or a company which is required to be registered as a "holding company" as such terms are defined under PUHCA.

          (b)   Neither the Borrower nor LLC directly owns any assets
subject to the jurisdiction of FERC pursuant to the FPA.

          (c)   The Borrower and each of its Subsidiaries is in material
compliance with all orders of the CPUC applicable to it, including without limitation, the conditions set forth in the orders setting forth the conditions for the creation of the Borrower and any subsequent CPUC proceedings, Pacific Gas and Electric Company, 69 CPUC2nd 167 (Nov. 6, 1996),
Pacific Gas and Electric Company, 194 PUR4th 1 (April 22, 1999), and all
other CPUC orders purporting to apply to the Borrower or its Subsidiaries regardless of whether the CPUC had jurisdiction.

          (d)    Each of the Borrower and PGE Utility is in material
compliance with the requirements of Utility Regulation applicable to it.

          (e)   Neither the Borrower nor PGE Utility is subject to any
statute or regulation which would prohibit or require approval of the transactions contemplated under this Agreement and the other Financing
Documents, including any Utility Regulation.

          5.17   Transactions With Affiliates.  Except as set forth on
Schedule 5.17, neither the Borrower nor any of its Subsidiaries is a party to any material contract (i) with PGE Utility on the one hand and the Borrower or any member of the NEG Group on the other, or (ii) with the Borrower on the one hand and any member of the NEG Group on the other.

          5.18   Use of Proceeds.  The proceeds of the Existing Tranche A
Loan and the Existing Tranche B Loan were used for the purposes set forth in the Existing Credit Agreement.  The amount funded in respect of the New
Tranche B Commitments on the Closing Date shall be transferred by the
Administrative Agent to the Tranche B Escrow Account; and upon the withdrawal on the Escrow Release Date of amounts in the Tranche B Escrow Account, a
Tranche B Loan shall be deemed to be made on the Escrow Release Date by each
New Tranche B Lender in an amount equal to the amount funded by such New
Tranche B Lender on the Closing Date, and the proceeds thereof will be used on the Escrow Release Date to fund the Tranche B Interest Reserve Account
(New Tranche B Loan) in the amount specified in clause (b) of Section 7.14(a)
and, thereafter, for general corporate purposes of the Borrower and its
Subsidiaries, and in no event shall any of such proceeds be used to make
Investments in LLC or NEG, Inc. or any of their Subsidiaries or, except to the extent permitted by clauses (v) and (vi) of Section 7.5, in PGE Utility.
The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any
Margin Stock.  Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

          5.19   Compliance with ERISA.  (a)  Schedule 5.19 sets forth each
Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received (or, in the case of the Retirement Savings Plan for Union-
Represented Employees, applied for) a determination letter from the Internal
Revenue Service to the effect that it meets the requirements of Sections
401(a) and 501(a) of the Code; no Reportable Event (other than the commencement of the bankruptcy proceeding in 2001 by PGE Utility) has occurred; no Plan which is a multiemployer plan (as defined in Section
4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an
Unfunded Current Liability; no Plan which is subject to Section 412 of the
Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section
303 or 304 of ERISA; all contributions required to be made with respect to a
Plan have been timely made; neither the Borrower nor any Subsidiary of the
Borrower nor any ERISA Affiliate has incurred any material liability
(including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA
Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened (other than an ongoing Department of Labor investigation of the impact of insurance company demutualization on benefit plans of the Borrower and its Subsidiaries); using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of
ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its
ERISA Affiliates to all Plans which are multiemployer plans (as defined in
Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $100,000; each group health plan (as defined in Section 607(1) of ERISA or Section
4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA
Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no
lien imposed under the Code or ERISA on the assets of the Borrower or any
Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability, except as such cessation or termination may be limited by the terms of a collective bargaining agreement.

          (b)   Each  Foreign  Pension  Plan  has  been  maintained  in
substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Foreign
Pension Plan have been timely made.  Neither the Borrower nor any of its
Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign
Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign
Pension Plan allocable to such benefit liabilities.

          5.20   Investment Company  Act.   The Borrower is not an
"investment company," or an "affiliated person" of, or "promoter" or
"principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making of any Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby will violate any provisions of such Act or any rule, regulation or order of the SEC thereunder.

          5.21   Regulation.  Solely by virtue of the execution, delivery
and performance of, or the consummation of the transactions contemplated by the Financing Documents (including, without limitation, the assignment of or transfer into any trust, or any realization or foreclosure upon (pursuant to the provisions of the applicable Security Agreement), any of the LLC
Interests pledged under the LLC Pledge Agreement or any of the collateral pledged under the Stock Pledge Agreement or the Utility Base Pledge
Agreement, or the exercise of any right under the Option Agreement or the
Warrant Agreement), neither any Holder nor any Lender shall be or become subject to regulation (i) as a "holding company," or an "affiliate" of a
"holding company" or a "subsidiary company" of a "holding company," within the meaning of PUHCA, provided that, if, pursuant to the exercise of the remedies contained in Section 7 of the Utility Base Pledge Agreements the
voting securities of Newco or PGE Utility are transferred into the Collateral
Agent's name or the name of its nominee or nominees, or if,  whether or not so transferred, the Collateral Agent shall acquire the right to vote or take the other actions referenced in Section 7(iii) of the Utility Base Pledge
Agreements with respect to such Collateral, then, (x) the Collateral Agent and any Lender, to the extent an exemption from registration as a holding company under PUHCA is not otherwise available, may be required to register as a holding company under PUHCA, and (y) prior to exercising any such remedy the Collateral Agent and any Lender may be required to obtain approval pursuant to Section 9(a)(2) of PUHCA to the extent that, in the case of exercise of such remedies with respect to securities of PGE Utility, such parties, individually or collectively, would directly or indirectly own, control or hold with power to vote 5% or more of the voting securities of PGE
Utility and any other "public-utility company" or "holding company", as defined under PUHCA, or to the extent that, in the case of the exercise of such remedies with respect to the securities of Newco, such parties, individually or collectively, would  directly or indirectly, own, control or hold with power to vote 5% or more of the voting securities of Newco;
provided, further, that  subject to compliance with its terms, Rule 3 promulgated under PUHCA provides an exemption from the requirements set forth in subclauses (x) and (y) above, to  companies primarily engaged in business as a commercial bank or trust company, or both, and subject to regulation or examination under the laws of the United States or any State, or any receiver, conservator, or liquidating agent thereof in his capacity as such;
(ii) under the FPA, provided that any person acquiring the voting securities of NEG, Inc., PGE Utility or Newco or the LLC Interests may require prior approval from FERC, or (iii) as a "public utility" or "public service corporation" or the equivalent under the applicable Law of any Governmental
Authority, except with respect to the exercise of foreclosure rights with respect to the stock of NEG, Inc. or PGE Utility or the LLC Interests, which may require filing with certain state regulatory agencies.

          5.22   Security Documents.  The provisions of the Security
Documents are effective to create, in favor of the Collateral Agent, for the benefit of the Lenders, legal, valid and enforceable Liens on or in all of the collateral intended to be covered thereby, and all necessary recordings and filings have been made in all necessary public offices and all other necessary and appropriate action has been taken so that the Liens created by each Security Document constitute perfected Liens on or in the collateral intended to be covered thereby, prior and superior to all other Liens, and all necessary consents to the creation, effectiveness, priority and perfection of each such Lien have been obtained.  No mortgage or financing statement or other instrument or recordation covering all or any part of the collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent, for the benefit of the Lenders.

          5.23   [Reserved].

          5.24   [Reserved].

          5.25   Intellectual Property.  The Borrower owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and has obtained assignment of all licenses and other rights of whatsoever nature necessary for the operation of its business as currently contemplated without any conflict with the rights of others.  To the best knowledge of the Borrower, no product, process, method, substance, part or other material sold or employed or presently contemplated to be sold by or employed by the Borrower in connection with its business infringes or will infringe any patent, trademark, permit, service mark, trade name, copyright, franchise, formula, license or other intellectual property right.

          5.26   No Default.  No Default or Event of Default has occurred
and is continuing.

          5.27   Single-Purpose Entity.  LLC has not engaged in any
business other than the ownership of 100% of the capital stock of NEG, Inc.
LLC has established offices at 7500 Old Georgetown Road, Bethesda, MD 20814-
6161, and does not have a place of business at any other location.  LLC has no Indebtedness and no significant assets other than the common stock of NEG,
Inc.

          5.28   Trust Indenture Act.  The offering, issuance, sale and
delivery of the Notes under the circumstances contemplated by this Agreement and the other Financing Documents will not require this Agreement to be qualified under the Trust Indenture Act of 1939, as amended.

          5.29   Existing Indebtedness.  Part A of the Disclosure Letter
sets forth a true and complete list of all agreements with respect to the
Indebtedness of the Borrower and the amount thereof existing on the Closing
Date which, subject to Section 7.4, is to remain outstanding after the
Closing Date (the "Existing Indebtedness Agreements").  Except as set forth in Part A of the Disclosure Letter, none of the obligations of the Borrower under the Existing Indebtedness Agreements are due and payable as of the
Closing Date, and there has been no demand on the Borrower, and the Borrower is not currently liable, for any payment under such Existing Indebtedness
Agreements.

          5.30   No Event of Default.  No event or circumstance has
occurred and is continuing that would constitute an Event of Default under this Agreement if this Agreement had been in effect since the Initial Closing
Date.

          5.31   Certain Obligations.  (a)  Schedule 5.31(a) lists each
item of Indebtedness or other obligation (whether direct or contingent, or matured or unmatured), in an amount of $5,000,000 or greater, owing by the
Borrower to, or on account of, any of its Subsidiaries as of August 31, 2002.
The amount of such Indebtedness or other obligations not listed on Schedule
5.31(a) as of August 31, 2002 does not exceed $10,000,000 in the aggregate.
Although the Borrower has not yet officially finalized its accounting results, based on the Borrower's knowledge, as of the Effective Date there has been no material change in the amount of Indebtedness or other obligations owing by the Borrower to, or on account of, its Subsidiaries.

          (b)   Except for Indebtedness or other obligations described in
Section 5.31(c), Schedule 5.31(b) lists each item of Indebtedness or other obligation (whether direct or indirect, or matured or unmatured), in an amount of $5,000,000 or greater, owing to the Borrower by any Subsidiary of the Borrower as of August 31, 2002; each such item of Indebtedness or other obligation constitutes a legal, valid and binding claim of the Borrower against the obligor thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The amount of such
Indebtedness or other obligations not listed on Schedule 5.31(b) as of August
31, 2002 does not exceed $10,000,000 in the aggregate.  Although the Borrower has not yet officially finalized its accounting results, based on the
Borrower's knowledge, as of the Effective Date there has been no material change in the amount of Indebtedness or other obligations owing to the
Borrower by its Subsidiaries.

          (c)   The Borrower has filed one or more proofs of claim in an
aggregate amount of $175,605,965.02 in the PGE Utility Bankruptcy Proceeding;
such claims are general, unsecured, unsubordinated claims, and neither PGE
Utility nor any other Person having standing to object to such claim has filed any objection thereto in the PGE Utility Bankruptcy Proceeding; and the
Borrower knows of no basis upon which such claims could be validly objected
to.

          5.32   Solvency.  After giving effect to the borrowing of the New
Tranche B Loan on the Closing Date, the Borrower will be Solvent.

          SECTION 6.   AFFIRMATIVE COVENANTS.

          The Borrower hereby covenants and agrees that on and after the
Closing Date and until the Loans and the Notes together with interest, fees and all other Obligations incurred hereunder and thereunder are paid in full
(other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment) (it being agreed that, to the extent any of the covenants set forth in this Section 6 require the Borrower to cause LLC or any of its Subsidiaries to take or refrain from taking any action, such covenant shall cease to apply to any such Person when such
Person is no longer a Subsidiary of the Borrower (it being further understood that this provision shall not in any way constitute a waiver of any breach of this Agreement)):

          6.1   Information Covenants.  The Borrower will furnish to the
Administrative Agent:

          (a)   Quarterly Financial Statements.  Within 60 days after the
close of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated subsidiaries, as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial
Officer, Chief Accounting Officer or Treasurer of the Borrower, subject to normal year-end audit adjustments.

          (b)   Annual Financial Statements.  Within 120 days after the
close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated subsidiaries and the related statements of income and retained earnings and of cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year and in the case of all such balance sheets certified by Deloitte & Touche LLP, or such other independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its consolidated subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (iii) management's discussion and analysis of the Borrower of the important operational and financial developments during such fiscal year.

          (c)   Management Letters.  Promptly after the receipt thereof by the Borrower, a copy of any "management letter" received by the Borrower from its certified public accountants and the management's responses thereto.

          (d)   Officer's Certificates.  At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the Chairman of the Board, the President or Chief Financial Officer or
Treasurer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (e)   Reports and Other Information from NEG, Inc.  Promptly
after delivery thereof to any of the lenders under any material credit facility to which NEG, Inc. is a party, copies of any financial statements, reports or other information delivered by NEG, Inc. to such lender.

          (f)   Notice of Default or Litigation, etc.  Promptly, and in any
event within three (3) Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default or a "Default" or "Event of
Default" under the Convertible Notes Indenture, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness in excess of $10,000,000 of the Borrower or in excess of $50,000,000 of any of its Subsidiaries or (z) with respect to any Financing Document and (iii)
demand for satisfaction of any guaranty or other Contingent Obligations of the Borrower.

          (g)   Other Reports and Filings.  Promptly, copies of all
financial information, proxy materials and other material information and material reports, if any, which the Borrower or any of its Subsidiaries shall receive from FERC, CPUC or SEC or file with FERC, CPUC or SEC, or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) and holders of their Capital Stock in their capacity as such.

          (h)   Environmental Matters.  Promptly upon, and in any event
within thirty (30) days after, an officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Closing Date, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

          (i)   any Environmental Claim pending or threatened in writing
     against the Borrower or any of its Subsidiaries or any Real Estate
     owned or operated or occupied by the Borrower or any of its
     Subsidiaries;

          (ii)   any condition or occurrence on or arising from any Real
     Estate owned or operated or occupied by the Borrower or any of its
     Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real
     Estate;

          (iii)   any condition or occurrence on any Real Estate owned or
     operated or occupied by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Estate under any
     Environmental Law; and

          (iv)   the taking of any removal or remedial action in response
     to the actual or alleged presence of any Hazardous Material on any Real
     Estate owned or operated or occupied by the Borrower or any of its
     Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all material notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the
Borrower's or such Subsidiary's response thereto.  In addition, the Borrower will provide each Lender, from time to time, with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim as to which notice is required to be given pursuant to this Section 6.1(h), and such detailed reports of any such Environmental Claim as to which notice is required, as may reasonably be requested by any Lender.

           (i)   [OMITTED].

          (j)   Intercompany Transaction.  From time to time, such
information or document with respect to any commitment, memorandum of understanding or agreement, whether in writing or not, with respect to material transactions between (i) any of the Borrower and any member of the
NEG Group or (ii) between or among any of the Borrower and any member of the
NEG Group, on one hand and PGE Utility and any of its Subsidiaries, on the other hand.

          (k)   [OMITTED].

          (l)   Quarterly Meetings with Lender.  At the request of the
Administrative Agent, within 50 days after the close of each fiscal quarter the Borrower shall hold a meeting at a reasonable time and place selected by the Borrower and acceptable to each Lender at which meeting shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal quarter of the Borrower and its Subsidiaries.

          (m)   Remaining Obligations.  At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the Chief Financial Officer or Treasurer of the Borrower describing in reasonable detail the nature and amount of any Remaining Obligations incurred by the Borrower during the previous fiscal quarter and setting forth the amount of any payments made with respect thereto.

          (n)   Other Information.  From time to time, such other
information or documents (financial or otherwise) with respect to the
Borrower or its Subsidiaries as the Administrative Agent or any Lender may
reasonably request in writing.

          6.2   Books, Records and Inspections.  The Borrower will, and
will cause LLC and PGE Utility (together with the Borrower, the "Covenant
Parties") to, keep proper books of record and account in which are made full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law.  The Borrower will, and will cause
LLC to, permit officers and designated representatives of any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower, any of the properties of the Borrower and LLC in whomsoever's possession, and to examine the books of account of the Borrower and LLC and discuss the affairs (including environmental matters), finances and accounts of the Borrower and LLC with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such
Lender may request, provided, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to participate in any discussions of the Lender with any independent accountants of the Borrower.

          6.3   Maintenance of Property; Insurance.  The Borrower will (a)
keep all material properties and equipment used in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (b) maintain in full force and effect insurance with reputable and solvent insurance carriers on all its property in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as is consistent and in accordance with industry practice and (c) furnish to each Lender, upon written request, full information as to the insurance carried.  In addition to the requirements to the immediately preceding sentence, the Borrower will at all time cause insurance of the types described in Schedule 5.9 to be maintained with no less scope of coverage or greater deductibles as are described in
Schedule 5.9 unless Borrower can show that such insurance is no longer available to the Borrower at a commercially reasonable cost.  Such insurance shall include physical damage insurance on all real and personal property
(whether now or hereafter acquired) on an all risk basis and business interruption insurance.

          6.4   Corporate Franchises.  The Borrower will, and will cause
all Covenant Parties to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business (which business shall be the business of PGE Utility as modified by any plan of reorganization that is consummated in accordance with this Agreement).

          6.5   Compliance with Statutes, etc.  The Borrower will, and will cause all Covenant Parties to, comply, with all applicable Law, in respect of the conduct of its business and the ownership of its Property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.6   Compliance with Environmental Laws.  (a)  The Borrower will comply, and will cause all Covenant Parties to comply, in all material respects with all Environmental Laws applicable to the operation of its business or to the ownership or use of Real Estate now or hereafter owned or operated by the Borrower and the other Covenant Parties, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will undertake all reasonable efforts to keep or cause to be kept all such Real Estate free and clear of any Liens imposed pursuant to such Environmental Laws, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.  The Borrower will not, and will cause the other Covenant
Parties not to, generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous
Materials on any Real Estate now or hereafter owned or operated or occupied by the Borrower or any of the other Covenant Parties, or transport or permit the transportation of Hazardous Materials to or from any such Real Estate except in compliance with all applicable Environmental Laws (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and reasonably required in connection with the operation, use and maintenance of any such Real Estate or otherwise in connection with their businesses.

          (b)   At the written request of any Lender upon a reasonable
belief by such Lender that the Borrower or any of its Subsidiaries has breached any representation or covenant contained herein relating to environmental matters, which request shall specify in reasonable detail the basis therefor, the Borrower will provide, at the Borrower's sole cost and expense, an environmental audit, reasonable in scope, concerning the subject matter of such representation or covenant and any Real Estate now or hereafter owned, operated or occupied by the Borrower or any of its
Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to such Lender, indicating (if relevant to such breach) the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such
Real Estate; provided, that such request may be made only if (i) there has occurred and is continuing a Default, (ii) such Lender reasonably believes that the Borrower or any such Real Estate is not in compliance with
Environmental Law and such circumstances would reasonably be expected to have a Material Adverse Effect or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the
Borrower or any of its Subsidiaries or any such Real Estate.  If the Borrower fails to provide the same within a reasonable period, not to exceed 90 days, after such request was made, a Lender may order the same, and the Borrower shall grant and hereby grants to such Lender and its agents access to such
Real Estate and specifically grants such Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.
          6.7   ERISA.  As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA
Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the Chief Financial Officer or Treasurer of the Borrower
setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the Plan administrator or such
ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by such Borrower, such Subsidiary or
ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred
(except to the extent that the Borrower has previously delivered to the
Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section
4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC
Regulation Section 4043 is reasonably expected to occur with respect to such
Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has
been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a
Plan; that any contribution required to be made with respect to a Plan or
Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of
ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a
Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section
4980B(g)(2) of the Code) under Section 4980B of the Code; or that the
Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of
ERISA) that provides benefits to retired employees or other former employees
(other than as required by Section 601 of ERISA) or any Plan or any Foreign
Pension Plan.  The Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the
PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  Upon the reasonable request of the Required Waiver Lenders, the Borrower will also deliver to the Administrative Agent a complete copy of the annual report (on
Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information)
required to be filed with the Internal Revenue Service.  In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any
Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or
Foreign Pension Plan shall be delivered to the Administrative Agent no later than ten (10) days after the date such annual report has been filed with the
Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as
applicable.  The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a
Material Adverse Effect.

          6.8   End of Fiscal Years; Fiscal Quarters.  The Borrower shall
cause (i) each of its, and each of the other Covenant Parties', fiscal years to end on December 31 and (ii) its fiscal quarters to end on March 31, June
30, September 30 and December 31.

          6.9   Payment of Taxes.  The Borrower (a) will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material federal and state income and franchise taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums related thereto that have become due and payable which, if unpaid, might become a
Lien not otherwise permitted hereunder, and (b) will pay and discharge, and will cause each Subsidiary to pay and discharge, all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted hereunder, provided that neither the Borrower nor any of its
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with
U.S. GAAP, and provided, further, that this Section 6.9 shall not apply with respect to any taxes of PGE Utility or any Subsidiary of PGE Utility for which Borrower has no liability under applicable law.

          6.10   [OMITTED].

          6.11   Performance of Obligations.  The Borrower will perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-
performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.12   Use of Proceeds.  The Borrower will use the proceeds of
the Loans only as provided in Section 5.18.

          6.13   Regulatory Compliance.  The Borrower will take all actions and cause its Subsidiaries to take all actions reasonably required to comply in all material respects with applicable Utility Regulations and each order issued pursuant thereto; provided that, the foregoing shall not prevent
Borrower or a Subsidiary from challenging the validity or effect of any
Utility Regulation or order in any proceeding provided the manner of such challenge could not reasonably be expected to cause a Material Adverse
Effect.

          6.14   Form 8-K.  The Borrower will, as promptly as practicable
after the Closing Date, file a Form 8-K with the SEC disclosing the material terms and conditions of the material Financing Documents and attaching thereto a copy of this Agreement and the Utility Pledge Agreements.

          6.15   Charter Documents.  The Borrower will, and will cause LLC
and NEG, Inc. to, comply with their respective Charter Documents in all material respects.

          6.16   Further Assurances; etc.  The Borrower will at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to each Lender from time to time such confirmatory assignments, conveyances, financing  statements,  transfer  endorsements,  powers  of  attorney, certificates, reports, and other assurances or instruments and take such further steps as are necessary or desirable in order to carry out the intent, purpose, provisions of this Agreement and the other Financing Document, including any assignment or syndication by any Lender of its Loan.
Furthermore, the Borrower will deliver to each Lender such opinions of counsel and other related documents as may be reasonably requested by any
Lender to assure itself that this Section 6.16 has been complied with.

          6.17   Regarding LLC.  Subject to Compliance by LLC with the
applicable provisions of requirements for Distribution under Section 13 of the LLC Agreement, the Borrower will cause LLC to deliver to the Borrower, immediately after receipt thereof, (a) any Net Sale Proceeds of any Asset
Sale or any Qualified NEG Sale and (b) any cash or Property received by LLC, by dividend or otherwise, from NEG, Inc. or any of its Subsidiaries.

          6.18   Warrants.  No later than the tenth Trading Day following
the Closing Date, the Borrower will issue the New Warrants pursuant to the
New Warrant Agreement.

          SECTION 7.   NEGATIVE COVENANTS.

          The Borrower covenants and agrees that on and after the Closing
Date and until the Loans and the Notes, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment) (it being agreed that, to the extent any of the covenants set forth in this Section 7 require the Borrower to cause LLC or any of  its Subsidiaries to take or refrain from taking any action, such covenant shall cease to apply to any such Person when such
Person is no longer a Subsidiary of the Borrower (it being further understood that this provision shall not in any way constitute a waiver of any breach of this Agreement)):

          7.1   Liens.  (a)  The Borrower will not, and will not permit LLC to, create, incur, assume or suffer to exist any Lien upon or with respect to any Property or assets (real or personal, tangible or intangible) of the
Borrower or LLC, whether now owned or hereafter acquired, or sell any such
Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or assets (including sales of accounts receivable with recourse to the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute;
provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i)   inchoate Liens for taxes, assessments or governmental
     charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

          (ii)   Liens imposed by law, which arise or were incurred in the
     ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', workmen's, repairmen's, warehousemen's, materialmen's and mechanics' liens, collecting bank's liens, charge back rights of depository banks for uncollected items and other similar
     Liens arising or incurred in the ordinary course of business, and
     (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower and do not materially impair the use thereof in the operation of the business of the Borrower or
     (y) which are being contested in good faith by appropriate proceedings, which proceedings  (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii)   subject to Section 7.4(ii), Liens in existence on March
     1, 2001 which are listed, and the Property subject thereto described, in Schedule 7.1;

          (iv)   Liens created pursuant to this Agreement and the Security
     Documents;

          (v)   licenses, leases or subleases granted to other Persons in
     the ordinary course of business not materially interfering with the conduct of the business of the Borrower;

          (vi)   easements, rights-of-way, restrictions (including zoning
     restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the
     Borrower;

          (vii)   statutory, contractual and common law landlords' liens
     under leases or subleases permitted by this Agreement;

          (viii)   Liens (other than any Lien imposed by ERISA) (x)
     incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clauses (y) and (z) and other Indebtedness permitted under Section 7.4(ix) shall not exceed $15,000,000 in the aggregate;

          (ix)   any interest or title of a lessor, sublessor, licensee or
     licensor under any lease or license agreement permitted by this
     Agreement;

          (x)   any attachment or judgment Liens which do not result in an
     Event of Default under Section 8.1(h), provided that such Liens are junior in priority to the Liens created pursuant to this Agreement and the Security Documents;

          (xi)   Liens securing Indebtedness of the Borrower incurred
     pursuant to Section 7.4(vii) to finance the acquisition of fixed or capital assets by the Borrower in the ordinary course of its business, provided  that  (i)  such  Liens  shall  be  created  substantially simultaneously with the acquisition of such fixed or capital assets,
     (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of
     Indebtedness secured thereby is not increased;

          (xii)   Liens arising from precautionary Uniform Commercial Code
     financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower in the ordinary course of business; and

          (xiii)   Liens on assets of the Borrower to secure Hedging
     Agreements entered into in the ordinary course of business by the
     Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

          (b)   Without limiting the generality of the foregoing paragraph
(a), the Borrower will not and will not permit any Subsidiary to, create, incur, assume or suffer to exist any lien upon the Capital Stock of PGE
Utility owned by the Borrower or of any Reorganization Subsidiary (other than the Liens created by the Security Documents).

          7.2   Consolidation, Merger, Purchase or Sale of Assets, etc.
The Borrower will not, and will not permit any member of the NEG Group to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease, spin-off or otherwise dispose of (including, without limitation, cancellation of indebtedness owing to the Borrower by any Affiliate) (or agree to do any of the foregoing at any future time) all or any part of its Property or assets (including, without limitation, the Capital Stock of PGE Utility or any member of the NEG Group), or enter into any sale-leaseback transactions (any of the foregoing, a
"Disposition"), or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property or assets (other than purchases or other acquisitions of inventory in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i)   any NEG Subsidiary may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

           (ii)   each of the Borrower and any member of the NEG Group may
     lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capital Lease
     Obligation (other than Capital Lease Obligations permitted under
     Section 7.4));

          (iii)   any NEG Subsidiary may make sales or transfers of
     inventory, energy and related products in the ordinary course of business and consistent with past practices;

          (iv)   any NEG Subsidiary may sell or discount, in each case
     without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

          (v)   each of the Borrower and any member of the NEG Group may
     license or sublicense software, trademarks and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;

          (vi)   each of LLC, NEG, Inc. or any NEG Subsidiary may transfer
     assets or lease to or acquire or lease assets from LLC, NEG, Inc. or any other NEG Subsidiary and LLC, NEG, Inc. or any NEG Subsidiary may
     be merged into LLC, NEG, Inc. or any other NEG Subsidiary;

          (vii)   [OMITTED];

          (viii)   subject to Section 3.2(f), each of the Borrower and any
     member of the NEG Group may make transfers of any proceeds of insurance resulting from any casualty or condemnation of property or assets;

          (ix)   the Borrower may sell or otherwise dispose of any assets
     other than (A) except as permitted by Section 7.2(x), assets owned by, or the Capital Stock of, any member of the NEG Group and (B) the
     Capital Stock of PGE Utility or the Capital Stock of, or any
     substantial part of the assets of, any Reorganization Subsidiary;
     provided that the proceeds of such sale or disposition are applied toward the prepayment of the Tranche B Loan, to the extent required by
     Section 3.2(e);

          (x)   subject to Section 7.16, the Borrower or any member of the
     NEG Group may consummate a Disposition of any NEG Property; provided, that (A) such Disposition is a Qualified NEG Sale, a Qualified
     Abandonment, a Qualified Asset Sale or a Qualified Bankruptcy Sale and
     (B) the proceeds of such Disposition are applied toward the prepayment of the Tranche B Loan, to the extent required by Section 3.2(e) or
     3.2(g), as applicable; and

           (xi)   the Borrower may sell up to 15% of the common stock of PGE
     Utility in a public offering; provided that the Net Sale Proceeds of such sale are applied toward the prepayment of the Tranche B Loan, to the extent required by Section 3.2(e).

          For avoidance of doubt, nothing in this Section shall prohibit the Borrower from consummating a Spin-Off or any plan of reorganization permitted by Section 7.15 (so long as the Borrower complies with the requirements of Section 3.8).

          7.3   Dividends.  The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends, except that any Subsidiary of the Borrower may pay Dividends (in cash or Capital Stock)
to the Borrower or to the immediate owner or owners of such Subsidiary
(subject to compliance with provisions of the Security Documents).  The
Borrower will not, directly or indirectly, spin-off or transfer to its shareholders, or to the shareholders of any parent of the Borrower, the
Capital Stock of any Reorganization Subsidiary, the Capital Stock of any
member of the NEG Group, or any Material Reorganization Asset.

          Nothing in this Section shall prohibit (i) the Borrower or LLC from performing in full its obligations under Article VI of the Option
Agreement or (ii) the Borrower from consummating a Spin-Off or any plan of reorganization permitted by Section 7.15 (so long as the Borrower complies with the requirements of Section 3.8).

          7.4   Indebtedness.  The Borrower will not, and will not permit
LLC to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i)   Indebtedness incurred pursuant to this Agreement and the
      other Financing Documents;

          (ii)   existing Indebtedness outstanding on March 1, 2001 and
     listed on Part A of the Disclosure Letter, without giving effect to any subsequent extension, renewal or refinancing thereof;

           (iii)   Indebtedness resulting from the endorsement of negotiable
     instruments in the ordinary course of business;

          (iv)   Indebtedness of the Borrower to any Subsidiary (other than
     NEG, Inc. or any of its Subsidiaries) from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under Sections 7.2 and 7.5;

          (v)   Indebtedness of the Borrower constituting a Permitted NEG
     Reinvestment permitted by Section 7.5(viii);

          (vi)   Remaining  Obligations  permitted  to  be  incurred  in
     connection with any Qualified NEG Sale or Qualified Asset Sale;

          (vii)   Indebtedness (including, without limitation, Capital
     Lease Obligations) secured by Liens permitted by Section 7.1(a)(xi) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

          (viii)   Hedging Agreements entered into in the ordinary course
     of business by the Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan;

          (ix)   other Indebtedness of the Borrower, provided that the
     aggregate amount of such other Indebtedness together with deposits permitted under sub-clauses (y) and (z) of Section 7.1(viii) shall not exceed the amount set forth in Section 7.1(viii); and

          (x)   Indebtedness of the Borrower in respect of the Convertible
     Notes in an aggregate principal amount not to exceed $280,000,000 (plus the amount of any capitalized interest accrued in accordance with the terms thereof).

          7.5   Advances, Investments and Loans.  The Borrower will not,
directly or indirectly, lend money or credit or make advances to any other
Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution (including, without limitation, a capital contribution in the form of a note or other evidence of
Indebtedness of the Borrower) to, any other Person, or make or agree to make any payments in respect of any Indebtedness or other obligations of any Other
Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted; provided that, other than in the case of clauses (v) and (vi) below, no Default or Event of Default shall have occurred and be continuing or would result therefrom:

          (i)   [OMITTED];

          (ii)   the Borrower may  acquire and hold cash and Cash
     Equivalents;

          (iii)   the Borrower may acquire and own investments (including
     debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv)   the Borrower may (i) contribute Indebtedness, claims and
     other obligations owned by any member of the NEG Group or (ii) become liable with respect to Remaining Obligations, in each case to the extent permitted in connection with a Qualified NEG Sale or a Qualified
     Asset Sale;

          (v)   any Investment by the Borrower in PGE Utility if the
     Borrower reasonably determines that such Investment is required by applicable Law;

          (vi)   any Investment by the Borrower in PGE Utility if the
     Borrower reasonably determines that such Investment is required by the
     Holding Company Conditions;
          (vii)   loans and advances by the Borrower or PGE Utility to
     their respective directors, officers and employees in a principal amount not exceeding the amount of $100,000, on an individual basis, and $1,000,000, on an aggregate basis, at any one time outstanding;

          (viii)   the Borrower may make Permitted NEG Reinvestments in an
     aggregate amount not greater than the difference of (a) 75% of
     Attributable Tax Benefits received on or prior to the date of such
     Investment, minus (b) the sum of (i) the aggregate amount of other
     Permitted NEG Reinvestments (including, without limitation, the aggregate amount of Permitted NEG Reinvestments made from Operating
     Loss Contributions) made on or prior to the date of such Investment,
     (ii) the aggregate amount of outstanding Remaining Obligations (whether or not then due and payable) incurred by the Borrower on or prior to the date of such Investment (except to the extent that any such outstanding Remaining Obligations were incurred based upon the provisions of the definition of "Remaining Obligations" in Appendix A hereto permitting such obligations in an amount equal to the cash purchase price actually received by the Borrower in connection with any
     Qualified NEG Sale or any Qualified Asset Sale), (iii) the aggregate amount of Transaction Costs incurred by the Borrower on or prior to the date of such Investment, and (iv) the aggregate amount of payments made by the Borrower in respect of obligations of NEG, Inc. and/or any of its Subsidiaries (including, without limitation, any payments in respect of any guaranty by the Borrower of, or surety obligation of the
     Borrower in respect of, the obligations of any such entity and any payments in respect of any Remaining Obligations) on or prior to the date of such Investment (such sum of the amounts in clauses (i), (ii),
     (iii) and (iv) the "Invested Tax Benefit Amount"); provided, that the
     Borrower may not make any Permitted NEG Reinvestment pursuant to this paragraph, whether or not previously committed to, (1) prior to delivering to the Administrative Agent (for the benefit of the Lenders)
     a certificate (with supporting detail) of the Chief Financial Officer or Treasurer of the Borrower setting forth (and confirming the accuracy
     of) calculations demonstrating that such Investment is permitted by this paragraph (viii), (2) if LLC and/or NEG, Inc. is in bankruptcy, or
     (3) if a Default or Event of Default has occurred and is continuing;

          (ix)    the Borrower may make Investments constituting Permitted
     NEG Reinvestments in an aggregate amount not to exceed 75% of the cash tax savings actually received by the Borrower after the Closing Date as a result of net operating losses of NEG, Inc. and its Subsidiaries
     ("Operating Loss Contributions"), provided, that the Borrower may not make any such Investments from Operating Loss Contributions in an amount in excess of the difference of (a) 75% of the amount of cash tax savings that the Borrower in good faith projects that it will receive as a result of any Qualified Asset Sale, any Qualified NEG Sale or any
     Qualified Restructuring that has been consummated, minus (b) the aggregate Invested Tax Benefit Amount; provided, that the Borrower may not make any Permitted NEG Reinvestment pursuant to this paragraph, whether or not previously committed to, (i) prior to delivering to the
     Administrative Agent (for the benefit of the Lenders) a certificate
     (with supporting detail) of the Chief Financial Officer or Treasurer of the  Borrower  setting  forth  (and  confirming  the  accuracy  of)
     calculations demonstrating that such Investment is permitted by this paragraph (ix), (ii) if LLC and/or NEG, Inc. is in bankruptcy, or (iii)
     if a Default or Event of Default has occurred and is continuing;
          (x)   the Borrower may invest in NEG, Inc. or its Subsidiaries
     (including, without limitation, incurring obligations as guarantor or surety in respect of obligations of NEG, Inc. and its Subsidiaries) in an aggregate amount not exceeding $15,000,000 from and after June 25,
     2002, provided, that the Borrower shall not make any such Investment if
     (i) LLC and or NEG, Inc is in bankruptcy or (ii) a Default or Event of
     Default has occurred and is continuing;

          (xi)   in addition to the Investments permitted by clauses (i)-
     (x) above, the Borrower may make other Investments for operations of the Borrower or its Subsidiaries (other than NEG, Inc., PGE Utility or any of their Subsidiaries) in an amount not to exceed (i) $12,000,000 in the aggregate for fiscal year 2002 and fiscal year 2003 and (ii)
     $10,000,000 in the aggregate for any fiscal year thereafter provided that no more than $5,000,000 of such amount in any fiscal year may be used to make Investments (other than advances for operating expenses payable by Subsidiaries); and

          (xii)   any Investment in a Hedging Agreement entered into by the
     Borrower hedging the interest rate fluctuations in respect of interest payable on the Loan.

Notwithstanding anything provided herein to the contrary, (A) no investment may be made by the Borrower in the nuclear generation business and (B) the
Borrower may consummate a Spin-Off (so long as the Borrower complies with the requirements of Section 3.8).

          7.6   Transactions with Affiliates.  Except as disclosed on
Schedule 5.17, the Borrower will not enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its
Subsidiaries, other than (a) in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower as would reasonably be obtained by the Borrower at that time in a comparable arm's-length transaction with a Person other than an Affiliate, (b) as reasonably determined by the Borrower that such transaction is required by applicable
Law or the Holding Company Conditions, (c) any other transactions with
Affiliates provided at cost where the difference between the arms-length price and cost is less than $5,000,000 in the aggregate, (d) the payment of reasonable and customary fees and reimbursements of expenses payable to directors of the Borrower, (e) the employment arrangements with respect to the procurement of services of directors, officers and employees of the
Borrower in the ordinary course of business and payment of reasonable and customary fees in connection therewith, (f) the consummation of a Spin-Off, or (g) transactions expressly permitted under Section 7.3 or Section 7.5.

          7.7    Capital Expenditures.  The Borrower will not make any
Capital Expenditures, except to the extent (a) the Borrower reasonably determines that such Capital Expenditures by the Borrower in PGE Utility is required by applicable Law, (b) the Borrower reasonably determines that such
Capital Expenditures by the Borrower in PGE Utility is required by the
Holding Company Conditions or (c) provided in the cash-flow forecast of the
Borrower attached to the solvency certificate of the Borrower delivered on the Closing Date.

          7.8   Limitations on Liens on Collateral; Modifications of
Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws
and Certain Other Agreements, etc.  The Borrower will not, and will not permit LLC to:

          (i)   create or suffer to exist any Lien on any of the
     Collateral;

          (ii)   amend or modify, or permit the amendment or modification
     of, any provision of any Existing Indebtedness Agreements which could reasonably be expected to have a Material Adverse Effect;

          (iii)   (w) except to the extent it would not cause an adverse
     effect on any Lender, amend, modify or change any material provision of its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or (x) amend, modify or change any agreement entered into by it with respect to its capital stock or other equity interests (including any shareholders' agreement), or (y) enter into any new agreement with respect to its capital stock or other equity interests;

          (iv)   terminate, cancel or suspend any license, contract or
     material franchise agreements which would result in a Material Adverse
     Effect; or

          (v)   create any Subsidiary of the Borrower which will be a
     direct or indirect parent of LLC or PGE Utility or create any
     Subsidiary of LLC which will be a direct or indirect parent of NEG,
     Inc.

          Nothing in clause (ii), (iii) or (v) of this Section shall prohibit the consummation of a Spin-Off or any plan of reorganization permitted by Section 7.15 (so long as the Borrower complies with the requirements of Section 3.8) or any Qualified Restructuring.

          7.9   Limitation on Issuance of Capital Stock.  (a)  Except as
otherwise permitted by Sections 7.3 and 7.5, the Borrower will not, and will not permit LLC or NEG, Inc. to, issue (i) any participating preferred stock or other participating preferred equity interests or preferred stock or other preferred equity interests convertible to common stock or common equity interest or (ii) any redeemable stock or other redeemable equity interest other than common stock or other redeemable common equity interest that is redeemable at the sole option of the Borrower, LLC or NEG, Inc., as the case may be.

          (b)   Except as otherwise permitted by Sections 7.3 and 7.5, the
Borrower will not permit LLC or NEG, Inc. to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options
(other than the Option) or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (other than LLC) (i)
for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of any of the Covered Parties in any class of the capital stock or other equity interests of such other
Covered Parties, (iii) pursuant to employee stock option plans, or (iv) to the extent the Borrower reasonably determines that such issuance is required by applicable Law.  Notwithstanding the foregoing, the Borrower will not permit any Subsidiary whose Capital Stock is pledged pursuant hereto to issue any additional Capital Stock of any type (other than (1) Capital Stock issued by PGE Utility and (2) the portion of the Capital Stock issued by a
Subsidiary to an entity other than the Borrower or LLC as a pro rata distribution to all of the shareholders of such Subsidiary) unless, simultaneously therewith, the Collateral Agent receives a perfected, first priority security interest therein.

          7.10    Business.  The Borrower will not engage in any business
other than the current businesses engaged in by the Borrower as of the date hereof.

          7.11   Regulatory Compliance.  The Borrower will not take any
actions or allow any of its Subsidiaries to take any action which would materially violate any applicable Utility Regulations or order issued pursuant thereto; provided that, the foregoing shall not prevent the Borrower or a Subsidiary from challenging the validity or effect of any Utility
Regulation or order in any proceeding provided the manner of such challenge could not reasonably be expected to cause a Material Adverse Effect.

          7.12   [OMITTED].

          7.13   Limitation on Optional Payments and Modifications of
Convertible Notes.  The Borrower will not (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Convertible Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the
Convertible Notes or the Convertible Notes Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any
Indebtedness (other than the Obligations) as "Designated Senior Debt" for the purposes of the Convertible Notes Indenture or (d) make any cash payment in respect of interest on the Convertible Notes during any Convertible Notes
Blockage Period.

          7.14   Interest Reserve Amounts.  (a)  Until the Consolidation
Date, the Borrower will not permit (a) the aggregate amount of cash and Cash
Equivalents held in the Tranche B Interest Reserve Account (Continued Tranche
B Loan) to be less than (i) on any date prior to September 2, 2005,
$75,833,333.33 and (ii) on any Interest Payment Date thereafter (after giving effect to the payment of interest made on such Interest Payment Date), the lesser of (x) $75,833,333.33 and (y) the aggregate amount of interest that will accrue on the Continued Tranche B Loan from such Interest Payment Date through the Tranche B Maturity Date (such interest amount to be calculated on any Interest Payment Date at the Eurodollar Rate for an Interest Period
approximately equal to remaining time to the Tranche B Maturity Date (or, if shorter, one year) plus the Applicable Margin) or (b) the aggregate amount of cash and Cash Equivalents held in the Tranche B Interest Reserve Account (New
Tranche B Loan) to be less than (i) on any date on or after the Escrow

Release Date and prior to September 2, 2005, $54,166,666.67 and (ii) on any
Interest Payment Date thereafter (after giving effect to the payment of interest made on  such Interest  Payment Date), the lesser of (x)
$54,166,666.67 and (y) the aggregate amount of interest that will accrue on the New Tranche B Loan from such Interest Payment Date through the Tranche B
Maturity Date (such interest amount to be calculated on any Interest Payment
Date at the Eurodollar Rate for an Interest Period approximately equal to remaining time to the Tranche B Maturity Date (or, if shorter, one year) plus the Applicable Margin).

          (b)   On or after the Consolidation Date, the Borrower will not
permit (a) the aggregate amount of cash and Cash Equivalents held in the
Tranche B Interest Reserve Account (Combined Tranche B Loan) to be less than
(i) on any date prior to September 2, 2005, $130,000,000 and (ii) on any
Interest Payment Date thereafter (after giving effect to the payment of interest made on such Interest Payment Date), the lesser of (x) $130,000,000 and (y) the aggregate amount of interest that will accrue on the Tranche B
Loan from such Interest Payment Date through the Tranche B Maturity Date
(such interest amount to be calculated on any Interest Payment Date at the
Eurodollar Rate for an Interest Period approximately equal to remaining time to the Tranche B Maturity Date (or, if shorter, one year) plus the Applicable
Margin).

          7.15   Plan of Reorganization.  The Borrower will not propose or
consent to a plan of reorganization in respect of PGE Utility that provides for a spin-off or any distribution, transfer or disposal of assets other than a Spin-Off (in connection with which the requirements of Section 3.8(b) are complied with); provided, that this Section 7.15 shall not prohibit the
Borrower from proposing or consenting to any plan of reorganization in respect of PGE Utility that does not involve a spin-off by, or any distribution, transfer or disposal of assets of, the Borrower or any of its
Subsidiaries (other than any spin-off or distribution, transfer or disposal of assets by PGE Utility or any of its Subsidiaries that receives fair value for the assets so disposed), so long as the requirements of Section 3.8(c) in connection therewith are satisfied; and provided, further, that, immediately prior to, and upon consummation of, any transaction pursuant to any such plan of reorganization, no Default or Event of Default shall have occurred or be continuing.

          7.16   Certain Transactions.  (a)  The Borrower will not Dispose
of the Capital Stock of LLC; provided that the Borrower may Dispose of the
Capital Stock of LLC in a Qualified NEG Sale if (i) no Default or Event of
Default shall be continuing and (ii) no bankruptcy proceeding shall be continuing in respect of LLC or NEG, Inc.

          (b)   The Borrower will not permit LLC to Dispose of the Capital
Stock of NEG, Inc.; provided, that LLC may Dispose of the Capital Stock of
NEG, Inc. in a Qualified NEG Sale if (i) no Default or Event of Default shall be continuing and (ii) no bankruptcy proceeding shall be continuing in respect of LLC or NEG, Inc.

          (c)   The Borrower will not permit NEG, Inc. or any of its
Subsidiaries to Dispose of any Property; provided, that (i) NEG, Inc. or any of its Subsidiaries may consummate a Qualified Asset Sale if (x) no Default or Event of Default shall be continuing and (y) no bankruptcy proceeding shall be continuing in respect of LLC or NEG, Inc., (ii) NEG, Inc. or any of its Subsidiaries may consummate a Qualified Bankruptcy Sale if no Event of
Default shall be continuing, and (iii) NEG, Inc. or any of its Subsidiaries may consummate any Disposition permitted by Section 7.2.

          (d)   The Borrower will not permit NEG, Inc. or any of its
Subsidiaries to abandon any Property; provided, that NEG, Inc. or any of its
Subsidiaries may consummate a Qualified Abandonment if no Default or Event of
Default shall be continuing.

          (e)   The Borrower will not permit NEG, Inc. or any of its
Subsidiaries to consummate any restructuring of Indebtedness or other obligations of NEG, Inc. or any of its Subsidiaries; provided, that NEG, Inc.
or any of its Subsidiaries may consummate a Qualified Restructuring if no
Default or Event of Default shall be continuing.

          SECTION 8.   EVENTS OF DEFAULT AND REMEDIES.

          8.1   Events of Default.  The occurrence of any of the following events or circumstances shall constitute an "Event of Default" hereunder:

          (a)   The Borrower shall (i) default in the payment when due of
any principal of any Tranche B Loan or any related Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or any fees or any other amounts owing hereunder or under any other Financing Document; or

          (b)   Any representation, warranty or statement made or deemed
made by the Borrower herein or in any other Financing Document or in the
Disclosure Letter or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          (c)   The Borrower shall (i) default in the due performance or
observance by it of any term, covenant or agreement contained in Section 6
(other than Sections 6.1 and 6.2) or Section 7 or (ii) except as set forth in clause (iii) and Section 8.1(g), default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Financing Document (other than those set forth in clauses (a)
and (b) of this Section 8.1) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any
Lender or (iii) default in the due performance or observance by it of any term, covenant or agreement contained in the Option Agreement; or

          (d)   (i)  The Borrower shall default in any payment of any
Indebtedness when due, or (ii) the Borrower shall default in the observance or performance of any agreement or condition relating to any Indebtedness or any other event or condition shall occur or exist, the effect of which event or condition is to cause, or permit the holder or holders of such
Indebtedness to cause any such Indebtedness to become due prior to its stated
maturity, or (iii) any Indebtedness of the Borrower shall be declared to be
(or shall become) due and payable, or required to be prepaid other than by regularly scheduled prepayment, prior to the stated maturity thereof, provided it shall not be a Default or an Event of Default under this clause
(d) unless the aggregate principal amount of all Indebtedness as described in preceding subclauses (i), (ii) and (iii) is at least $100,000,000; or

          (e)   The Borrower shall commence a voluntary case concerning
itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or
an involuntary case is commenced against the Borrower, and the petition is not controverted within 10 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code)
is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or there is commenced against the Borrower any such proceeding which remains undismissed for a period of 60 days; or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 days; or the Borrower makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower for the purpose of effecting any of the foregoing; or

          (f)   (i) Any Plan shall fail to satisfy the minimum funding
standard required for any plan year or part thereof under Section 412 of the
Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement  of  PBGC  Regulation  Section  4043.61  (without  regard  to subparagraph (b)(1) thereof) and an event described in subsection ..62, .63,
..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any
Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an
Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409,
502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the
Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of
the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA)
that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans,
a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in
Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          (g)   Any of the Security Documents shall cease to be in full
force and effect, or shall cease to give the Collateral Agent and each Lender the Liens, rights, powers and privileges purported to be created thereby
(including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent and each Lender, superior to and prior to the rights of all third Persons and subject to no other Liens); any Covered Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or the Borrower or any grantor party to any Security Document shall assert in writing that (i) any Security
Document is not in full force and effect or does not create the security interest purported to be created thereby, (ii) any security interest purported to be created by any Security Document is not a perfected first priority security interest or (iii) a Governmental Approval or a consent or approval of any Person was required in connection with any Security Document but was not obtained or is not effective; or

          (h)   One or more judgments, decrees or attachments shall be
entered against the Borrower involving in the aggregate for the Borrower a liability (not paid or fully covered by a reputable and solvent insurance company) of $100,000,000 or more and such judgments, decrees and attachments either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; or

          (i)   Any final and non-appealable order shall be issued by FERC,
CPUC or other Governmental Authority that could reasonably be expected to have a Material Adverse Effect; or

          (j)   The Option Agreement shall cease to be in full force and
effect or shall cease to give the Holders the rights, powers and privileges purported to be created thereby; or

          (k)   The Convertible Notes shall cease, for any reason, to be
validly subordinated to the Obligations as provided in the Convertible Notes
Indenture, or the Borrower, any of its Subsidiaries, the trustee under the
Convertible Notes Indenture or any holder or holders of $70,000,000 or more of the Convertible Notes shall so assert in writing and such assertion shall not have been withdrawn, rescinded or otherwise retracted in writing within
15 days thereof;

          (l)   PGE Utility or any of its Subsidiaries shall convey, sell, lease, spin-off, transfer or otherwise dispose of any Material Reorganization
Asset (other than in connection with a Spin-Off, provided that the Borrower complies with the requirements of Section 3.8); or

          (m)   A case under Chapter 7 of the Bankruptcy Code shall be
commenced by or against PGE Utility.

          8.2   Acceleration.  (a)  If an Event of Default specified in
Section 8.1(e) shall occur, automatically the Tranche B Loan (with accrued interest thereon) and all other amounts owing under the Financing Documents shall immediately become due and payable.

          (b)   If any Event of Default (other than an Event of Default
referred to in Section 8.1(e)) shall occur, then the Administrative Agent may, and shall upon the instructions of the Required Waiver Lenders, by notice to the Borrower declare the Tranche B Loan, all accrued and unpaid interest thereon and all other amounts owing to the Tranche B Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable.

          (c)   Except as expressly provided above in this Section 8.2,
presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

          8.3   Other Remedies.  Upon the occurrence and during the
continuation of an Event of Default, the Administrative Agent may, and shall upon the instructions of the Required Waiver Lenders, exercise any or all rights and remedies at law or in equity (in any combination or order that the
Administrative Agent (acting upon the instructions of the Required Waiver
Lenders) may elect), including without limitation or prejudice to any Tranche
B Lender's other rights and remedies, any and all rights and remedies available under any of the Financing Documents; provided that any Tranche B
Lender may exercise any or all rights and remedies at law or in equity as provided hereunder upon the occurrence and during the continuation of an
Event of Default described in Section 8.1(a) or 8.1(e) above.

          SECTION 9.   MISCELLANEOUS.

          9.1   Costs and Expenses.  The Borrower shall, whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Closing Date, pay, within five
(5) Business Days after demand, all reasonable costs and expenses (including reasonable fees and expenses of counsel and consultants) of (a) the
Administrative Agent (in its capacity as such and in its capacity as a
Lender), the Syndication Agent, the Lead Arranger, the Bookrunner, each
Continuing Tranche B Lender, the Collateral Agent and each Holder in connection with the preparation, issuance, delivery, filing, recording and administration of this Agreement, the other Financing Documents, and any other documents which may be delivered in connection herewith or therewith and (b) the Administrative Agent (in its capacity as such and in its capacity as a Lender), the Syndication Agent, the Lead Arranger, the Bookrunner, each
Lender, the Collateral Agent and each Holder in connection with (i) any and all amounts which the Administrative Agent, each Lender, the Collateral Agent and each Holder has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other
Financing Document, (ii) the exercise, enforcement or attempted exercise, enforcement of, or the investigation or preservation of any rights or remedies under, this Agreement or any other Financing Document, or (iii) any amendment, waiver or consent with respect to any provision contained in this
Agreement or any other Financing Document.  In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Financing Document, or any other document which may be delivered in connection with this Agreement, and agrees to save the
Administrative Agent, the Syndication Agent, the Lead Arranger, the

Bookrunner, each Lender, the Collateral Agent and each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          9.2   Indemnity.  Whether or not the transactions contemplated
hereby are consummated:

          (a)   The Borrower shall pay, indemnify, and hold each of the
Administrative Agent, the Syndication Agent, the Lead Arranger, the
Bookrunner, each Lender, the Collateral Agent and each Holder and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact and Affiliates (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable legal fees and expenses and reasonable fees and expenses of consultants) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan or the termination, resignation or replacement of any Administrative Agent, the
Syndication Agent, Lead Arranger, Bookrunner, Lender, Collateral Agent or
Holder) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any other Financing
Document, including the Security Documents and any other document or instrument contemplated by or referred to herein or therein, or the transactions contemplated hereby and thereby (including, without limitation, any losses incurred by any Lender as a result of any misrepresentation by the
Borrower or any of its Subsidiaries hereunder or under any other Financing
Document or any failure by any Covered Party to perform any of its obligations hereunder or under any other Financing Document), or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to the exercise by the Administrative
Agent, the Syndication Agent, the Lead Arranger, the Bookrunner, any Lender,
the Collateral Agent and any Holder of any of its respective rights or remedies under any of the Financing Documents, and any investigation, litigation  or  proceeding  (including  any  bankruptcy,  insolvency, reorganization or other similar proceeding or appellate proceeding) related to this Agreement or any other Financing Document or the Loan, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
provided, that the Borrower shall have no obligation hereunder to any
Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction.

          (b)   Environmental Indemnity.  (i)  Without in any way limiting the generality of the other provisions contained in this Section 9.2, the
Borrower agrees to defend, protect, indemnify, save and hold harmless each
Indemnified Person, whether as beneficiary of any of the Security Documents, as a mortgagee in possession, or as successor-in-interest to the Borrower by foreclosure deed or deed in lieu of foreclosure, or otherwise, from and against any and all liabilities, obligations, losses, damages (including foreseeable and unforeseeable consequential damages and punitive claims), penalties, fees, claims, actions, judgments, suits, costs, disbursements
(including, without limitation, reasonable legal fees and expenses and consultants' fees and disbursements) and expenses (collectively, "Losses") of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any such Indemnified Person directly or indirectly based on, or arising out of or resulting from, (A) the actual or alleged presence of Hazardous Materials on, in, under or affecting all or any portion of any Property of the Borrower, PGE Utility or any member of the NEG
Group whether or not the same originates or emanates from any such Property or any property adjoining or adjacent to any such Property or from properties at which any Hazardous Materials generated, stored or handled by the Borrower were Released or disposed of, (B) any Environmental Claim relating to any such Property or (C) the exercise of any Secured Party's rights under any of the provisions of the Security Documents (the "Indemnified Matters"), whether any of the Indemnified Matters arise before or after foreclosure of any of the security interests or other taking of title to all or any portion of the
Collateral by the Collateral Agent or any Lender, including, without limitation, (x) the costs of removal of any and all Hazardous Materials from all or any portion of any such Property or any property adjoining or adjacent to any such Property, (y) additional costs required to take reasonable precautions to protect against the Release of Hazardous Materials on, in, under or affecting any such Property into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of any such Property or any surrounding areas, with all applicable Environmental Laws with respect to
Hazardous Materials, except to the extent that any such Indemnified Matter arises from the gross negligence or willful misconduct of such Indemnified
Person.

          (ii)   In no event shall any site visit, observation, or testing
     by any Indemnified Person (or any representative of any such Person) be deemed to be a representation or warranty that Hazardous Materials are or are not present in, on, or under, any Property of the Borrower or any member of the NEG Group, or that there has been or shall be compliance with any Environmental Law.  Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by any Indemnified Person.  No Indemnified Person owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any such Property.  No
     Indemnified Person shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by any
     Indemnified Person.

          (c)   Survival; Defense.  The obligations in this Section 9.2
shall survive payment of the Loans and all other obligations hereunder.  At the election of any Indemnified Person, the Borrower's indemnification obligations under this Section 9.2 shall include the obligation to defend such Indemnified Person using legal counsel satisfactory to such Indemnified
Person, at the sole cost and expense of the Borrower.  All amounts owing under this Section 9.2 shall be paid within 30 days after demand.

          (d)   Contribution.  To the extent that any undertaking in the
preceding paragraphs of this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

          (e)   Settlement.  So long as the Borrower is in compliance with its obligations under this Section 9.2, the Borrower shall not be liable to any Indemnified Person under this Section 9.2 for any settlement made by such
Indemnified Person without the Borrower's consent.

          (f)   No  Indemnity  for  Intercreditor  Agreement  Disputes.
Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required under any circumstances to indemnify any Lender or agent, or otherwise be required to reimburse any Lender or agent, for any
Losses resulting solely from disputes between or among Lenders with respect to the Intercreditor Agreement.

          9.3   Notices.    (a)  All  notices,  requests  and  other
communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 9.3 (or, with respect to any Lender, on the Lender
Addendum for such Lender or as on file with the Administrative Agent), and
(ii) shall be followed promptly by a hard copy original thereof by express courier) and faxed or delivered, to the address or facsimile number specified for notices on Schedule 9.3 (or, with respect to any Lender, on the Lender
Addendum for such Lender or as on file with the Administrative Agent) or to such other address as shall be designated by such party in a written notice to the other parties hereto.

          (b)   All such notices, requests and communications (i) sent by
express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received; except that all notices and other communications to the Administrative Agent or any Lender shall not be effective until actually received.

          (c)   The Borrower acknowledges and agrees that any agreement of the Administrative Agent or any Lender to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and each Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by any of the Administrative Agent or such
Lender in reliance upon such telephonic or facsimile notice.

          9.4   Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.  The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other
Financing Documents.

          9.5   No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender or the holder of any Note in exercising any right, power or privilege hereunder or under any other
Financing Document and no course of dealing between the Borrower and the
Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on the
Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any
Note to take any other or further action in any circumstances without notice or demand.  All remedies, either under this Agreement or any other Financing
Document or pursuant to any applicable Law or otherwise afforded to the
Administrative Agent or any Lender shall be cumulative and not alternative.

          9.6   No Third Party Beneficiaries.  This Agreement and the other
Financing Documents are solely for the benefit of the Lenders, the Borrower and the other parties hereto and thereto, and no other Person shall have any rights hereunder or thereunder.

          9.7   Reinstatement.  To the extent that the Administrative Agent or any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the
Borrower or to its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the Obligations as of the date such initial payment, reduction or satisfaction occurred.

          9.8   No Immunity.  To the extent that the Borrower may be
entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

          9.9   Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered by facsimile or otherwise shall be an original, but all of which shall together constitute one and the same instrument.

          9.10   Amendment or Waiver.  (a)  No provision of this Agreement
or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by each of the Required Waiver
Lenders and the Borrower and each of LLC and NEG, Inc., to the extent that it is a party thereto, and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent or the Collateral Agent.
Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) increase or extend the New
Tranche B Commitment of any Lender (it being understood that waivers or modifications after the Closing Date of covenants, Defaults or Events of
Default shall not constitute an increase or extension of any New Tranche B
Commitment of any Lender), without the prior written consent of such Lender,
(ii) postpone or delay any date fixed by this Agreement or any other
Financing Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Financing Document (it being understood that waivers or modifications after the Closing Date of covenants, Defaults or Events of Default shall not constitute a postponement or delay in any date fixed by this Agreement or any other Financing Document for any payment of principal, interest, fees or other amounts due to any
Lender hereunder or under any other Financing Document), without the prior written consent of such Lender, (iii) reduce the principal of, or the rate of interest specified in any Financing Document on, any Loan of any Lender or
reduce the amount of fees payable to any Lender, without the prior written consent of such Lender, (iv) release all or any substantial part of the
Collateral except as shall be otherwise provided in any Security Document or other Financing Document or consent to the assignment or transfer by the
Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender,
(v) amend, modify or waive any provision of Section 3.7, without the prior written consent of each Lender affected thereby, (vi) amend, modify or waive any provision of Section 7.1, 7.3, 7.4 or 7.5, without the prior written consent of the Supermajority Lenders, (vii) amend, modify or waive any provision of this Section 9.10 or Section 9.1 or 9.2, without the prior written consent of each Lender, (viii) reduce the percentage specified in or otherwise amend the definition of Required Waiver Lenders or Supermajority
Lenders, without the prior written consent of each Lender, (ix) amend, modify or waive any provision of Section 10, without the prior written consent of the Administrative Agent, or (x) amend, modify or waive any provision of
Section 11, without the prior written consent of the Collateral Agent.

          (b)   Any waiver and any amendment, supplement or modification
made or entered into in accordance with Section 9.10(a) shall be binding upon the Borrower, the Administrative Agent, the Lenders and their successors and assigns.

          9.11   Assignments, Participations, etc.  (a)  Each Lender may,
without the consent of the Borrower, but with prior notice to the
Administrative Agent, sell or assign any part of the Loan of such Lender and the other rights and obligations of such Lender to any Person or any assignee thereof (an "Assignee") unless the sale or assignment of the Loan and such other rights and obligations of such Lender would reasonably put the business of the Borrower at a competitive disadvantage, then such sale or assignment shall require the consent of the Borrower.  The assigning Lender and the
Assignee shall enter into an assignment agreement, in form and substance satisfactory to the Administrative Agent (an "Assignment and Acceptance"),
with respect to the sale or assignment of the Loan to be assigned and, subject to paragraphs (e) and (f) of this Section 9.11, upon execution and delivery of such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other
Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the
Assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the
Assignee to the extent of their respective interests, and (ii) the assigning
Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under the Financing Documents.

          (b)   Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and such
Lender's Note; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such
Lender's rights and obligations under this Agreement and (v) no participant under any such participation in an amount less than $50,000,000 shall have any right to approve any amendment or waiver of any provision of this
Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Note or any fees or other amounts payable hereunder, or release of all or substantially all of the
Collateral, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the
Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (c)   A Lender may, in connection with any assignment or
participation or proposed assignment or participation pursuant to this
Section 9.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such
Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

          (d)   Notwithstanding any other provision contained in this
Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loan held by it as collateral security, provided that any payment in respect of such assigned Loan or Note made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect to such assigned Loan or Note to the extent of such payment.  No such assignment shall release the assigning Lender from its obligations hereunder.

          (e)   The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 9.11, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans.  With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the
Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such
Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Loans shall be recorded by the
Administrative Agent on the Register only upon the acceptance by the
Administrative Agent of a properly executed and delivered Assignment and
Acceptance pursuant to Section 9.11(a).  The Borrower agrees to indemnify the
Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this
Section 9.11(e).

          (f)   Upon its receipt of an Assignment and Acceptance executed
by an assigning Lender and an Assignee (and, in any case where the consent of the Borrower is required by this Section, by the Borrower) together with payment to the Administrative Agent of a registration and processing fee of
$3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.  On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Loan acquired by it pursuant to such Assignment and Acceptance and, if such assigning Lender has retained a Loan, a new Note to the order of such assigning Lender in an amount equal to the Loan retained by it hereunder.

          9.12   Survival.    (a)  All  indemnities  set  forth  herein,
including, without limitation, Section 9.2, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the
Loans.  In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          (b)   Notwithstanding  the  execution  and  delivery  of  this
Agreement, all representations and warranties of the Borrower under the
Existing Credit Agreement and the other Financing Documents (as defined in the Existing Credit Agreement) and all obligations of the Borrower under
Sections 9.1 and 9.2 of the Existing Credit Agreement and other payment obligations of the Borrower under Sections 2.5, 2.7, 2.8, 3.2 and 3.4 of the
Existing Credit Agreement accrued as of the Closing Date shall not terminate and shall survive the execution and delivery of this Agreement and the other
Financing Documents (as defined herein).

          9.13   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY
HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT
OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER
FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR
THERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER
INTO THIS AGREEMENT.

          9.14   Right of Set-off.  In addition to any rights now or
hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special)
and any other Indebtedness at any time held or owing by such Lender
(including without limitation by branches and agencies of such Lender wherever located), to or for the credit or the account of the Borrower against and on account of the Obligations or liabilities of the Borrower to such Lender under this Agreement or any of the other Financing Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Financing Document, irrespective of whether such Lender shall have made any demand hereunder and although said
Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          9.15   Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          9.16   Governing Law; Submission to Jurisdiction.  (a)  THIS
AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT
EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW).

          (b)   The  Borrower  hereby  submits  to  the  nonexclusive
jurisdiction of the United States District Court for the Southern District of
New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this
Agreement, any other Financing Document or the transactions contemplated hereby or thereby.  The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Borrower hereby irrevocably appoints Corporation Service Company (the "Process Agent"), with an office on th

          the date hereof at 1177 Avenue of the Americas, 17  Floor, New York, New York
10036-2721, as its agent to receive on its behalf and on behalf of its
Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding.  Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same.  Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral.  The Borrower further agrees that the aforesaid courts of the State of New York and of the
United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the
Borrower based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious.  To the extent permitted by applicable Law, the Borrower further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address referenced in Section 9.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower.

          (c)   The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the
Borrower  shall  promptly  appoint  a  successor  satisfactory  to  the
Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent's acceptance of such appointment.  The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

          9.17   Waiver by Borrower.  The Borrower waives any claim it may
now or hereafter have against the Administrative Agent, the Collateral Agent, any Lender and any Holder for any consequential, exemplary or punitive damage under or in connection with or relating to this Agreement or any of the
Financing Documents.

          9.18   Recourse.  This Agreement is made with full recourse to
the Borrower and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Borrower contained herein and in the other Financing Documents to which the Borrower is a party and otherwise in writing in connection herewith and therewith.

          9.19   Complete Agreement.   THIS AGREEMENT AND THE OTHER
FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES
HERETO AND THERETO WITH RESPECT TO THE LOANS, AND ALL PRIOR NEGOTIATIONS,
REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE WITH
RESPECT TO THE LOANS ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF
THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

          9.20   Publicity.  Except as otherwise required by law, none of
the parties hereto shall issue any press release relating to, connected with or arising out of this Agreement and the other Financing Documents or the matters contained herein or therein, without obtaining the prior approval of each other party hereto to the contents and the manner of presentation and publication thereof.  No references to any party hereto shall be made by any party hereto in any public statement without its consent except as otherwise required by Law.

          9.21   Effectiveness.  This Agreement and the other Financing
Documents shall be effective as of the Effective Date.

          9.22   Certain Representations and Warranties.  Each Tranche B
Lender by reason of its business or financial experience, has the capacity to protect its own interests (within the meaning of Section 25102(f)(2) of the
California  Corporations  Code)  in  connection  with  the  transactions contemplated by the Financing Documents.

          9.23   Confidentiality.  Each Lender agrees to keep confidential
in accordance with such Lender's customary practices (and in any event in compliance with applicable law respecting material non-public information)
all information obtained by it pursuant hereto and the other Financing
Documents identified as confidential in writing at the time of delivery and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and the other Financing Documents and not disclose any of such information other than (a) to such Lender's employees,  representatives,  directors,  attorneys,  auditors,  agents, professional advisors, trustees or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 9.23 or is bound by a confidentiality agreement containing substantially equivalent provisions), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure,
(c) to the extent disclosure is required by  law (including applicable securities laws), regulations, subpoena or judicial order or process
(provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such  notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance
Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Assignees or prospective Assignees or participants or prospective participants who agree to be bound by the provisions of this Section 9.23 or who are subject to confidentiality agreements containing substantially equivalent provisions, (f) to the extent required in connection with any litigation between any party hereto or thereto and any Lender with respect to the Loans or this Agreement and the other Financing Documents or (g) with the Borrower's prior written consent.
The agreements in this Section 9.23 shall survive repayment of the Loans and all other amounts payable hereunder.

          9.24   Release of Liens.  (a)  Concurrently with the consummation of a Qualified NEG Sale, the Lenders agree to cause the Collateral Agent (at the expense of the Borrower) to release the security interest held by the
Collateral Agent, pursuant to the Stock Pledge Agreement or the LLC Pledge
Agreement, as the case may be, in the Capital Stock being sold in such
Qualified NEG Sale (so long as the Borrower complies with the requirements of
Section 3.2(g)).

          (b)   Concurrently with the consummation of a Spin-Off or a
public offering of the common stock of PGE Utility in accordance with Section
7.2(xi), the Lenders agree to cause the Collateral Agent (at the expense of the Borrower) to release the security interest held by the Collateral Agent, pursuant to the Utility Pledge Agreements, in the Capital Stock of PGE
Utility being disposed of in such Spin-Off or public offering (so long as the
Borrower complies with the requirements of Section 3.8 or 3.2(d), as applicable).

          9.25   Delivery of Lender Addendum.  Each Tranche B Lender
becoming a party hereto on the Closing Date shall become a party hereto by delivery to the Administrative Agent a Lender Addendum duly executed by such
Tranche B Lender, the Borrower and the Administrative Agent.

          9.26   Special Exculpation.  NO CLAIM MAY BE MADE BY THE BORROWER
OR ANY OTHER PERSON AGAINST THE COLLATERAL AGENT OR ANY LENDER OR THE

AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF
THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT
OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING
OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS
CONTEMPLATED THEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION
THEREWITH AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON
ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT
KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          9.27   Intercreditor Agreement.  The parties hereto acknowledge
that this Agreement and the other Financing Documents are not intended to amend the Intercreditor Agreement or to affect any or the rights or remedies pursuant to the Intercreditor Agreement of the parties thereto.  To the extent that provisions of the Intercreditor Agreement affects the rights and remedies of the holders of the Existing Tranche B Loan, nothing herein or in any other Financing Document shall be deemed to modify such provisions, nor shall anything herein or in any other Financing Document subject the New
Tranche B Loan, or the holders thereof, or any security interest created pursuant to the Security Agreements, the Utility Pledge Agreements or the
Tranche B Interest Reserve Account Control Agreement (New Tranche B Loan), to
the provisions of the Intercreditor Agreement.

           9.28   Amended and Restated Security Documents.  If no Default or
Event of Default under Section 8.1(e) shall have occurred and be continuing on the date which is 91 days after the Closing Date, the parties hereto hereby authorize and direct the Borrower, the Collateral Agent and the
Administrative Agent as promptly as practicable thereafter to enter into amendments and restatements of the Security Agreements, the Utility Pledge
Agreements and the Tranche B Reserve Account Control Agreements, in such form as the Borrower, the Collateral Agent and the Administrative Agent shall agree upon (but in all cases to be substantially similar to the existing documents), in each case to cause the New Tranche B Loan and the Continued
Tranche B Loan to be equally and ratably secured by the Collateral covered by such Security Documents, without any distinction between the New Tranche B
Loan and the Continued Tranche B Loan (the date upon which such amended and restated Security Documents shall become effective, the "Consolidation
Date").  In connection with such amendment and restatement, the Borrower shall cause to be delivered to the Administrative Agent, for the benefit of the Lenders, such legal opinions as the Administrative Agent shall reasonably request in respect of such amended and restated Security Documents.  No further consent of the Lenders to any such amendments and restatements shall be required.

          9.29   Consent to Convertible Note Amendment.  Each Lender
consents to the amendment to the Convertible Notes and the Convertible Notes
Indenture described in Section 4.1(v), a copy of which has been provided to the Lenders.

          SECTION 10.   THE ADMINISTRATIVE AGENT; THE SYNDICATION AGENT,
THE LEAD ARRANGER AND THE BOOKRUNNER.

          10.1   Appointment.  Lehman Commercial Paper Inc. shall be the
Administrative Agent and shall act as specified herein and in the other
Financing Documents.  Each Lender hereby irrevocably authorizes, and the holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Financing Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.  Each Lender hereby authorizes the Administrative Agent to execute, deliver and perform each
Security Document and such Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Security Documents.

          10.2   Nature of Duties.  The Administrative Agent shall have no
duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  Neither the Administrative Agent nor any of its
officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Financing Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct.  The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Financing Document, or by reason of the use of the term "agent" with reference to the
Administrative Agent, a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Financing
Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this
Agreement or any other Financing Document except as expressly set forth herein.

          10.3   Lack  of  Reliance  on  the  Administrative  Agent.
Independently and without reliance upon the Administrative Agent or any
Lender, each Lender and each holder of any Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower, except as expressly provided in this
Agreement, neither the Administrative Agent nor any Lender shall have no duty or responsibility, either initially or on a continuing basis, to provide any
Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the
Loans or at any time or times thereafter.  Neither the Administrative Agent nor any Lender shall not be responsible to any Lender or the holder of any
Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Financing Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Financing Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

          10.4   Certain Rights of the Administrative Agent.  If the
Administrative Agent shall request instructions from the Required Waiver
Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Financing Document, the
Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Waiver Lenders, and the Administrative Agent
shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Financing Document in accordance with the instructions of the
Required Waiver Lenders.

          10.5   Reliance.  The Administrative Agent shall be entitled to
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Financing Document its duties hereunder and thereunder, upon advice of counsel selected by it.

          10.6   Indemnification.  To the extent the Administrative Agent
is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent, in proportion to its respective Loan, for and against any and all liabilities, obligations, losses, damages, penalties,  claims,  actions,  judgments,  suits,  costs,  expenses  or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Financing Document, or in any way relating to or arising out of this Agreement or any other Financing Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          10.7   The Administrative Agent in its Individual Capacity.  With
respect to its obligation to make Loans under this Agreement, and with respect to any Loan held by it or made by it, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Waiver Lenders", "holder of Note" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The
Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the
Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

           10.8   Holders.  The Administrative Agent may deem and treat the
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          10.9   Resignation or Replacement of the Administrative Agent.
(a)  The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving 15 Business Days' prior written notice to the Borrower and each Lender.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (c) and (d) below or as otherwise provided below.

          (b)   The Administrative Agent may be replaced at the written
request of the Required Waiver Lenders at any time by such Lenders giving 15
Business Days' prior written notice to the Administrative Agent.  Such replacement shall take effect upon the appointment of a successor
Administrative Agent pursuant to clauses (c) and (d) below or as otherwise provided below.

           (c)   Upon any such notice of resignation or replacement, as the case may be, the Required Waiver Lenders shall appoint a successor
Administrative Agent hereunder or thereunder who shall be a commercial bank, trust company or other financial institution which is a Lender and which shall be subject to the reasonable approval of the Borrower (unless an Event of Default shall be continuing).

          (d)   If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, may then appoint a successor Administrative
Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Waiver Lenders appoint a successor
Administrative Agent as provided above.

          (e)   If no successor Administrative Agent has been appointed
pursuant to clause (c) or (d) above by the 20th Business Day after the date such notice of resignation or replacement was given by the Administrative
Agent or the Required Waiver Lenders, as the case may be, the Administrative
Agent's resignation or replacement shall become effective and the Required
Waiver Lenders shall thereafter perform all the duties of the Administrative
Agent hereunder and/or under any other Financing Document until such time, if any, as the Required Waiver Lenders appoint a successor Administrative Agent as provided above.

          10.10   The Syndication Agent, Lead Arranger and Bookrunner.
None of the Syndication Agent, the Lead Arranger or the Bookrunner, in such respective capacity, shall have any duties or responsibilities under this
Agreement or any other Financing Document, nor shall any of such Persons, in such respective capacities, have any obligations or liabilities hereunder or under any other Financing Document.

          10.11   Direction to Administrative Agent and Collateral Agent.
Each of the Lenders authorizes and directs the Administrative Agent and the
Collateral Agent to execute and deliver the Security Documents and to perform their respective obligations thereunder.  Each Lender agrees that it is bound by the provisions in the Security Documents and the Intercreditor Agreement
relating to the Lenders to the same extent as if such Lender were a party thereto, including, without limitation, any provisions of the Security
Documents requiring the Lenders to indemnify the Collateral Agent.  The
Administrative Agent and the Collateral Agent are express third-party beneficiaries of this Section.

          SECTION 11.   COLLATERAL AGENT.

          11.1   Appointment.  Each Lender hereby appoints, designates and
authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of any Security
Document, together with such powers as are reasonably incidental thereto.
Each Lender authorizes the Collateral Agent to execute, deliver and perform each of the Security Documents and such Lender agrees to be bound by all of the agreements of the Collateral Agent contained in the Security Documents.
Notwithstanding any provision to the contrary contained in the Security
Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Security Documents, and the
Collateral Agent does not have or shall not be deemed to have any fiduciary relationship with  any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the
Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term
"Collateral Agent," in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express)
obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a relationship between independent contracting parties.

          11.2   Exculpatory Provisions.  Neither the Collateral Agent nor
any of its officers, directors, employees or agents shall (i) be liable for any action taken or omitted to be taken by it under or in connection with any
Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or any other Person for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the
Borrower, or any officer thereof, contained in any Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any
Security Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of any
Security Document, or for any failure of any Covered Party or any other party to any Security Document to perform its obligations thereunder.  The
Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document, or to inspect the books or records of the Borrower or any Affiliate of the Borrower.  Anything
in this Agreement or any Security Document to the contrary notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profits).

          11.3   Reliance by Collateral Agent.  The Collateral Agent shall
be entitled to rely conclusively, and shall be fully protected in so relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security
Document (i) if such action would, in the opinion of the Collateral Agent
(upon consultation with counsel), be contrary to applicable Law or the terms of any Security Document, (ii) if such action is not specifically provided for in the Security Documents and it shall not have received such written advice or concurrence of the Required Waiver Lenders, in each case as the
Collateral Agent deems appropriate, (iii) unless, if it so requests, such
Collateral Agent shall first be indemnified to its satisfaction by the
Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral
Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Security Documents in accordance with a written request or written consent of the Required Waiver Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          11.4   Notice of Default.  The Collateral Agent shall not be
deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent shall have received written notice from a Lender or the Borrower referring to the Credit Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of
Default".  If the Collateral Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the
Administrative Agent and the Lenders.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested in writing by the Required Waiver Lenders; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default under the Security Documents as it shall deem advisable or in the best interest of the Lenders.

          11.5   Indemnification.    Whether  or  not  the  transactions
contemplated hereby are consummated, the Lenders shall indemnify upon demand the Collateral Agent, its officers, directors, employees, counsel, agents and attorneys in fact ("Agent Related Person") (to the extent not reimbursed by or on behalf of the Borrower within 90 days of the Collateral Agent's request to the Borrower for payment and without limiting the obligation of the
Borrower to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lenders (as determined by the Administrative
Agent), from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Collateral
Agent or the Agent Related Persons of any portion of such Indemnified
Liabilities resulting solely from such Person's gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent upon demand as provided above of any costs or out-of-
pocket expenses incurred by such Collateral Agent or Agent Related Person (to the extent not reimbursed by or on behalf of the Borrower within 90 days of the Collateral Agent's request to the Borrower for payment and without limiting the obligation of the Borrower to do so) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise)
of, or legal advice in respect of rights or responsibilities under, the
Security Documents or any document contemplated by or referred to therein, pro rata in accordance with the aggregate principal amount of the Loans held by such Lenders (as determined by the Administrative Agent).  The provisions of this section shall survive termination of the Security Documents or earlier resignation or removal of the Collateral Agent.

          Notwithstanding anything herein to the contrary, the Collateral
Agent shall be entitled to set off from any Collateral or proceeds thereof any amounts due and owing to it pursuant to this Section 11.5 solely to the extent such amounts are not paid by the Borrower or the Lenders as provided in the Security Documents and such amounts remain unpaid by the Lenders for a period of thirty days after demand therefor.

          11.6   Successor Collateral Agent.  Subject to the appointment
and acceptance of a successor as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Collateral Agent may be removed at any time with or without cause by the Required Waiver Lenders upon thirty (30) days prior written notice.  Upon any such resignation or removal, the Required Waiver Lenders shall have the right to appoint a successor to the Collateral Agent.  If no successor
Collateral Agent shall have been appointed by the Required Waiver Lenders, and shall have accepted such appointment within 30 days after the resigning
Collateral Agent's giving of notice of resignation or the giving of any notice of removal of such Collateral Agent, then the resigning Collateral
Agent or Collateral Agent being removed, as the case may be, may at the
Borrower's expense, appoint a successor to such Collateral Agent or petition a court of competent jurisdiction for a successor.  If the Collateral Agent shall resign or be removed pursuant to the foregoing provisions, upon the acceptance of appointment by a successor Collateral Agent hereunder, the former Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent.  Upon the acceptance of its appointment as a successor Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Collateral Agent, and such resigning Collateral Agent or removed Collateral Agent shall be discharged from its duties and obligations under the Security Documents.

          11.7   Miscellaneous.  (a)    None of the provisions of the
Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (b)   The Collateral Agent may execute any of the trusts or
powers or perform any duties under any Security Document either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

          (c)    Any corporation into which the Collateral Agent may be
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral

Agent under the Security Documents without the execution or filing of any paper with any party to the Security Documents or any further act on the part of any of the parties to the Security Documents except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

          (d)   The Collateral Agent shall not take any instructions with
respect to the Security Documents from any entity that is not a Lender hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              PG&E CORPORATION

                                   PETER A. DARBEE
                              By:
                                Name:     Peter A. Darbee
                                 Title:   Senior Vice President
                                          Chief Financial Officer

                              LEHMAN COMMERCIAL PAPER INC., as
                              a Lender and as Syndication Agent and
                               Administrative Agent

                                   JAMES P. SEERY, JR.
                              By:
                                Name:   James P. Seery, Jr.
                                Title:  Authorized Signatory

                              LEHMAN BROTHERS INC., as Lead Arranger
                              and Bookrunner

                                     JAMES P. SEERY, JR.
                              By:
                                Name:   James P. Seery, Jr.
                                Title:  SVP

                                                        Appendix A

               DEFINED TERMS AND RULES OF INTERPRETATION

          1.   Defined Terms.

          "Administrative Agent" shall mean Lehman Commercial Paper Inc., acting in its capacity as agent for the Lenders pursuant to the Credit
Agreement, and any successor in such capacity.

          "Affiliate" shall mean, with respect to any Person, (a) any other
Person that is directly or indirectly Controlled by, under common Control with or Controls such Person; (b) any other Person owning beneficially or
Controlling five percent or more of the Voting Stock of such Person; or (c)
any officer, director or partner of such Person, except with respect to any officer or director of the Borrower.

          "Applicable Margin" shall mean (a) as to the Base Rate Loan,
9.00% per annum and (b) as to the Eurodollar Loan, 10.00% per annum.

          "Asset Sale" shall mean any sale, transfer or other disposition of any Property (other than any Qualified NEG Sale) of the Borrower or any member of the NEG Group (including, without limitation, after the consummation of a Spin-Off or a Non-Spin Plan of Reorganization, the Capital
Stock of, or any assets of, PGE Utility or any Reorganization Subsidiary).

          "Assignee" shall have the meaning provided in Section 9.11 of the
Credit Agreement.

          "Attributable Tax Benefits" shall mean the aggregate amount of net cash tax savings actually received by the Borrower after October 1, 2002 as a result of any Qualified Asset Sale, any Qualified NEG Sale, any
Qualified Restructuring or any Qualified Abandonment.

          "Audited Financial Statements" shall have the meaning provided in
Section 5.11 of the Credit Agreement.

           "Authorized Officer" shall mean (a) with respect to any Person that is a corporation or a limited liability company, the Chairman,
President, any Vice President, Treasurer or Secretary of such Person and (b)
with respect to any Person that is a partnership, the President, any Vice
President, Treasurer or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person and in each case whose name appears on a certificate of incumbency of such Person delivered in accordance with the Credit Agreement, as such certificate may be amended from time to time.

          "Bankruptcy  Code"  shall  have  the  meaning  provided  in
Section 8.1(e) of the Credit Agreement.

          "Bankruptcy Court" shall mean the Bankruptcy Court in which the
PGE Utility Bankruptcy Proceeding is pending on the date hereof.

          "Bankruptcy Law" shall mean the Bankruptcy Code and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation,

reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

          "Bankruptcy Termination Event" shall mean the occurrence and continuance of a Default or Event of Default under Section 8.1(e) of the
Credit Agreement at any time prior to the Escrow Release Date.

          "Base Rate", for any day, shall mean the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day.  Any changes in the Base
Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal
Funds Rate.

          "Base Rate Loans" shall mean the Loans or any portion thereof which bears interest based upon the Base Rate.

          "Bookrunner" shall mean Lehman Brothers Inc., a Delaware
corporation.

          "Borrower" shall mean PG&E Corporation, a California corporation.

          "Borrowing" shall mean the borrowing of Loans of one Type from a
Lender on a given date, provided that Base Rate Loans incurred pursuant to
Section 2.7(b) shall be considered part of the related Borrowing of
Eurodollar Loans.

          "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York City, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in such city, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar
Loan, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

          "CA Fee" shall mean the fees and expenses of the Collateral Agent set forth in the Schedule of Fees with the Collateral Agent dated March 1,
2001.

          "Capital Expenditure" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of
Capital Lease Obligations incurred by such Person.

          "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under U.S. GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting
Standards Board ("Statement No. 13")) and, for purposes of the Credit
Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with U.S. GAAP (including such Statement
No. 13).

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents
(however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

          "Cash Equivalents" shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) time deposits, demand deposits, certificates of deposit and other deposits of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

          "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

          "Change of Control" shall mean any of the following: (a) any
"person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise)
to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; (b) the board of directors of the
Borrower shall cease to consist of a majority of Continuing Directors; or (c)
a Specified Change of Control shall occur.

          "Change of Control Offer to Repay" shall have the meaning
provided in Section 3.8(a) of the Credit Agreement.

          "Change of Control Offer Settlement Date" shall have the meaning provided in Section 3.8(a) of the Credit Agreement.

          "Change of Control Prepayment Fee" shall have the meaning
provided in Section 3.8(a) of the Credit Agreement.

          "Charter Documents" shall mean, with respect to any Person, (a)
the articles of incorporation or other similar organizational document of such Person, (b) the by-laws or other similar document of such Person, (c)
any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Capital Stock of such Person and
(d) any shareholder rights agreement or other similar agreement.

          "Closing Date" shall mean the date upon which the conditions precedent set forth in Section 4.1 of the Credit Agreement have been satisfied (or waived by all the Lenders).

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect at the date of the Credit Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Collateral Agent, for the benefit of the Lenders.

          "Collateral Agent" shall mean Deutsche Bank Trust Company
Americas, acting as collateral agent for the benefit of the Lenders.

          "Compliance" shall have the meaning provided in Section 13 of the
LLC Agreement, attached hereto as Annex A.

          "Consolidation Date" shall have the meaning provided in Section
9.28 of the Credit Agreement.

          "Contingent Obligation" shall mean, as to any Person, any
obligation of such Person guaranteeing or intending to guarantee any
Indebtedness, leases, dividends or other obligations ("primary obligations")
of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the aggregate current exposure pursuant to each applicable agreement net of the fair market value of any posted collateral thereunder.

          "Continued Tranche B Lender" shall mean any holder of a Continued
Tranche B Loan.

          "Continued Tranche B Loan" shall have the meaning provided in
Section 2.1(a) of the Credit Agreement.

          "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

          "Control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a
Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

          "Convertible Notes" shall mean the 7.50% Convertible Subordinated
Notes due 2007 of the Borrower in the aggregate principal amount of
$280,000,000 issued on June 25, 2002 pursuant to the Convertible Notes
Indenture.

          "Convertible Notes Blockage Period" shall mean the period
commencing the date the Administrative Agent has delivered a notice to the trustee under the Convertible Notes Indenture stating that an Event of
Default exists hereunder, and terminating on the earlier of (A) the date on which such Event of Default is cured or waived in accordance with the Credit
Agreement and (B) the date which is 240 days after the date of the receipt by the trustee of the default notice with respect thereto.

          "Convertible Notes Indenture" shall mean the Indenture, dated as of June 25, 2002, as amended on or prior to the Closing Date, entered into by the Borrower in connection with the issuance of the Convertible Notes, together with all instruments and other agreements entered into by the
Borrower in connection therewith.

          "Covenant Parties" shall have the meaning provided in Section 6.2 of the Credit Agreement.

          "Covered  Contracts"  shall  have  the  meaning  provided  in
Section 5.7 of the Credit Agreement.

          "Covered Parties" shall have the meaning provided in Section 5.1 of the Credit Agreement.

          "CPUC" shall mean the California Public Utilities Commission or its successor.

          "Credit Agreement" shall mean the Second Amended and Restated
Credit Agreement, dated as of October 18, 2002, among the Borrower, the
Lenders party thereto, Lehman Commercial Paper Inc., as Syndication Agent and
Administrative Agent and Lehman Brothers Inc., as Lead Arranger and
Bookrunner.

          "Default" shall mean any event or circumstance which with notice or lapse of time or both would become an Event of Default.

          "Disclosure Letter" shall mean the letter from the Borrower, addressed to the Administrative Agent and the Lenders, dated as of October
18, 2002, with respect to certain disclosure of the Borrower.

          "Disposition" shall have the meaning provided in Section 7.2 of the Credit Agreement.
          "Distribution" shall have the meaning provided in Section 13 of the LLC Agreement, attached hereto as Annex A.

          "Dividend" shall mean, with respect to any Person, that such
Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such
(including, without limitation, any "spin-off" of assets or Capital Stock held by such Person to the shareholder or partners or members of such Person or any parent of such Person), or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such
Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests).  Without limiting the foregoing, "Dividends" with respect to any Person shall also include (a) all payments made or required to be made by such Person (other than to employees of the Borrower or any of its
Subsidiaries) with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes and (b) all "Pass-Through Dividends" made pursuant to, and as defined in, the Convertibles Notes Indenture.

          "Dollars" and the sign "$" shall each mean freely transferable, lawful money of the United States.

          "Effective Date" shall mean October 18, 2002.

          "Environmental Claim" shall mean, with respect to any Person, (a)
any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (b) any other written communication by any Governmental Authority, in either case alleging or asserting such Person's liability for investigatory costs, cleanup costs, consultants' fees, governmental response costs, damages to natural resources
(including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i)
the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any
Environmental Law or Governmental Approval issued under any Environmental
Law.

          "Environmental Laws" shall mean any and all Laws, now or
hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing,

distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

          "Equity Interest" shall have the meaning provided in Section
5.10(f) of the Credit Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of the Credit Agreement and any subsequent provisions of
ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section
3(9) of ERISA) which together with the Borrower or a Subsidiary of the
Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the
Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Escrow Release Date" shall mean the first Business Day to occur on or after the date which is 91 days after the Closing Date, provided, that no Default or Event of Default under Section 8.1(e) shall have occurred and be continuing.

          "Eurodollar Loan" shall mean any Loan or any portion thereof which bears interest based on the Eurodollar Rate.

          "Eurodollar Rate" shall mean, with respect to each Interest
Period in respect of a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) determined by the Administrative
Agent to be equal to the quotient obtained by dividing (a) the Eurorate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve
Requirement for such Eurodollar Loan for such Interest Period.

          As used herein, "Eurorate" shall mean, with respect to each
Interest Period in respect of a Eurodollar Loan, as determined by the
Administrative Agent, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.
If for any reason such rate is not available, the term "Eurorate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum
(rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on
Reuters Screen LIBO Page as the London interbank offered rate for deposits in
Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest
Period; provided, however, if more than one rate is specified on Reuters
Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%).

          "Event of Default" shall have the meaning provided in Section 8.1 of the Credit Agreement.

          "Existing Credit Agreement" shall have the meaning provided in the recitals hereto.

          "Existing Financing Documents" shall mean the Financing Documents
(as defined in the Existing Credit Agreement).

          "Existing Indebtedness Agreements"  shall have the  meaning provided in Section 5.29 of the Credit Agreement.

          "Existing Tranche A Loan" shall have the meaning provided in the recitals hereto.

          "Existing Tranche B Loan" shall have the meaning provided in the recitals hereto.

          "Existing Warrant" shall have the meaning provided in the
Existing Warrant Agreement.

          "Existing Warrant Agreement" shall mean the Warrant Agreement, dated as of June 25, 2002, among the Borrower and the holders party thereto, together with all instruments and other agreements (including, without limitation, the related Equity Registration Rights Agreement) entered into by the Borrower in connection therewith.

          "Expense Sharing Agreement" shall mean each of the agreements entitled "Continuing Services Agreement" listed and marked with "*" on
Schedule 5.17.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
(rounded upwards, if necessary, to the nearest 1/1000 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the
Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds
Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent
(in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

          "FERC" shall mean the Federal Energy Regulatory Commission or its successor.

          "Financing Documents" shall mean, collectively, the Credit
Agreement, the Notes, the Lehman Fee Letter, the Security Documents, the
Intercreditor Agreement, the Warrant Agreement, the Option Agreement and the
Tranche B Escrow Account Agreement.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the
Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United
States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "FPA" shall mean the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

          "Governmental Approval" shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental
Authority.

          "Governmental Authority" shall mean any government, governmental department,  commission,  board,  bureau,  agency,  regulatory  authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question.

          "Hazardous Material" shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB's), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

          "Hedging Agreement" shall mean any agreement in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions entered into by the Borrower.

          "Holder" shall have the meaning provided in the Option Agreement.

          "Holding Company Conditions" shall mean the conditions set forth by the CPUC in Decision 96-11-017 or Decision 99-04-068 and any decision of the CPUC which imposes a requirement or condition on the Borrower affecting the Borrower's relationship with PGE Utility.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
Act of 1976.

          "Indebtedness" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with U.S. GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such
Indebtedness has been assumed, (e) all Capital Lease Obligations of such
Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (g) all net obligations of such Person under Hedging
Agreements and (h) all Contingent Obligations of such Person; provided that
Indebtedness shall not include (i) trade payables arising in the ordinary course of business so long as such trade payables are payable within 90 days of the date the respective goods are delivered or the respective services are rendered and are not overdue and (ii) obligations with respect to the PG&E
Corporation Supplemental Retirement Savings Plan, the PG&E Corporation
Management Retention Program, the PG&E Corporation Senior Management
Incentive Program, the PG&E Corporation Long-Term Incentive Program, the PG&E
Corporation  Short-Term  Incentive  Program,  the  Supplemental  Executive
Retirement Plan, the Postretirement Medical Plan, the Post Retirement Life
Insurance Plan and the PG&E Corporation Deferred Compensation Plan for Non-
Employee Directors, which obligations as of the Closing Date do not exceed
$90,000,000 in the aggregate, as such obligations may accrue in the ordinary course of business pursuant to the terms of such Plans (as amended in the ordinary course of business and consistent with past practice), as may be adjusted in accordance with U.S. GAAP.

          "Indemnified Liabilities" shall have the meaning provided in
Section 9.2(a) of the Credit Agreement.

          "Indemnified Matters" shall have the meaning provided in
Section 9.2(b) of the Credit Agreement.

          "Indemnified  Person"  shall  have  the  meaning  provided  in
Section 9.2(a) of the Credit Agreement.

          "Initial Closing Date" shall mean June 25, 2002.

          "Insurance Proceeds" shall mean all amounts payable to the
Borrower or the Collateral Agent in respect of any insurance required to be maintained (or caused to be maintained) by the Borrower pursuant to Section
5.9 of the Credit Agreement (other than general liability insurance, delayed completion insurance and business interruption insurance), regardless of whether such payments are received from any insurer or from either EPC
Contractor pursuant to the EPC Contracts or otherwise.

          "Intercreditor Agreement" shall mean the Intercreditor and
Subordination Agreement, dated as of June 25, 2002, among the Administrative
Agent, the Collateral Agent, certain of the Lenders and the holders of the
Existing Warrants.

          "Interest Determination Date" shall mean, with respect to any
Eurodollar Loan, the second Business Day prior to the commencement of any
Interest Period relating to such Eurodollar Loan.

          "Interest Payment Date" shall have the meaning provided in
Section 2.5(d) of the Credit Agreement.

          "Interest Period" shall have the meaning provided in Section 2.6 of the Credit Agreement.

          "Investment" in any Person shall mean, without duplication: (a)
the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (b) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

          "Investments" shall have the meaning provided in Section 7.5 of the Credit Agreement.

          "Law" shall mean, with respect to any Person (a) any statute, law,  regulation,  ordinance,  rule,  judgment,  order,  decree,  permit, concession, grant, franchise, license, agreement or other governmental restriction or any interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental
Approvals) applicable to such Person and (b) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

           "Lead Arranger" shall mean Lehman Brothers Inc., a Delaware corporation.

          "Lehman Fee Letter" shall mean the Fee Letter dated October 11,
2002 among the Borrower, Lehman Brothers Inc. and Lehman Commercial Paper
Inc.

          "Lender" shall mean, individually or collectively, as the context may require, a Tranche B Lender and any Assignee thereof pursuant to
Section 9.11 of the Credit Agreement.

          "Lender Addendum" shall mean, with respect to each Tranche B
Lender becoming, or continuing as, a Tranche B Lender on the Closing Date, a
Lender Addendum, substantially in the form of Schedule A, to be executed and delivered by such Lender pursuant to Section 9.25 of the Credit Agreement.

          "Lien" shall mean, with respect to any Property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, lien, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such Property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any Property of any kind (and a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property).

          "Limited Liability Company Interest" shall have the meaning provided in the LLC Pledge Agreement.

          "LLC" shall mean PG&E National Energy Group, LLC, a Delaware limited liability company.

          "LLC Agreement" shall mean the Amended and Restated Limited
Liability Company Agreement dated as of March 1, 2001 of PG&E National Energy
Group LLC.

          "LLC Interests" shall mean, as to LLC, any and all shares of the profits and losses of such Person, any and all rights to receive distributions of such Person's assets, and any and all rights, benefits or privileges pertaining to any of the foregoing, including, without limitation, voting rights and the right to participate in management.

          "LLC Pledge Agreement" shall mean the Amended and Restated LLC
Pledge Agreement, dated as of June 25, 2002, among the Borrower, as pledgor,
LLC, as issuer, the Administrative Agent and Deutsche Bank Trust Company
Americas, as pledgee, as Collateral Agent for the benefit of the Lenders, and the acknowledgment, dated as of the Closing Date, of LLC in respect of the amendment and restatement of the Existing Credit Agreement in the form of the
Credit Agreement.

          "Loan" shall mean the Tranche B Loan, and shall also mean, where the context requires, any portion of any such loan held by a Lender or subject to a particular Interest Period or interest rate option.

          "Losses" shall have the meaning provided in Section 9.2(b) of the
Credit Agreement.

          "Mandatory Make-Whole Amount" shall mean, in respect of any repayment or prepayment on any Payment Date, pursuant to Section 3.2(a),
3.2(b) or 3.2(c) of the Credit Agreement, of the Tranche B Loan on or before
October 1, 2003, an amount equal to the discounted present value on such
Payment Date of sum of (a) 3.50% of the principal amount of such repayment or prepayment plus (b) the aggregate amount of interest that would accrue on the principal amount of such repayment or prepayment from such Payment Date to
October 1, 2003 pursuant to Section 2.5 of the Credit Agreement (including, without limitation, pay-in-kind interest accruing pursuant to Section 2.5(g)
of the Credit Agreement, calculated as if October 1, 2003 were an Interest
Payment Date in respect of the principal amount being repaid or prepaid on such Payment Date), such discounted present value to be calculated by the
Administrative Agent at the rate per annum equal to the yield to maturity (as reasonably determined by the Administrative Agent), on the Business Day immediately preceding such Payment Date, of United States Treasury securities having a maturity of approximately six months (or, if less, the time remaining to the Tranche B Maturity Date), and assuming that the sum described in the foregoing clauses (a) and (b) were paid on October 1, 2003.

          "Margin Stock" shall mean margin stock within the meaning of
Regulation U and Regulation X.

          "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the condition (financial or otherwise), results of operations, business, Properties, liabilities, management or prospects of such Person.

          "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), results of operations, business,
Properties, liabilities, management or prospects of the Borrower, (b) the ability of the Borrower or LLC to timely perform any of its obligations under any of the Financing Documents to which it is a party, (c) the legality, validity or enforceability of any material provision of any Financing
Document, (d) the rights and remedies of the Collateral Agent, the
Administrative Agent, any Holder or any Lender under any of the Financing
Documents or (e) the security interests provided under the Security Documents or the value thereof.

          "Material Reorganization Assets" shall mean the material assets that are contemplated by the PGE Plan to be transferred to Newco or any
Reorganization Subsidiary or retained by PGE Utility.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "NAIC"  shall  mean  the  National  Association  of  Insurance
Commissioners.

          "NEG Group" shall mean LLC and each of its Subsidiaries and each corporation, company or partnership in which any of the foregoing own a
Controlling equity interest.

          "NEG, Inc." shall mean PG&E National Energy Group, Inc., a
Delaware corporation.

          "NEG Property" shall mean any Capital Stock of, or any Property owned by, any member of the NEG Group.

          "NEG Subsidiary" shall mean, as the context may require, any or all Subsidiaries of NEG, Inc.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of
Indebtedness for borrowed money, the cash proceeds received by any Person
(net of any tax, underwriting discounts and commissions and reasonable costs paid by such Person associated therewith) from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such
Person, the cash proceeds received by any Person (net of any tax, underwriting discounts and commissions and reasonable costs paid by such
Person associated therewith) from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery
Event, the cash proceeds received by any Person (net of reasonable costs and taxes paid by such Person associated therewith) in connection with such
Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale or any
Qualified NEG Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by any Person from such sale of assets (net of the fees and commissions and other reasonable costs paid by such Person associated therewith) relating to the assets sold.

          "New Tranche B Commitment" shall mean as to any New Tranche B
Lender, the obligation of such Lender, if any, to make a Tranche B Loan to the Borrower in a principal amount not to exceed the amount set forth in the
Lender Addendum executed and delivered by such New Tranche B Lender pursuant to Section 9.25.  The original aggregate amount of the New Tranche B
Commitments is $300,000,000.

          "New Tranche B Lender" shall mean any holder of a New Tranche B
Commitment or a New Tranche B Loan (or, at any time prior to the Escrow
Release Date, any entity that has funded into the Tranche B Escrow Account).

          "New Tranche B Loan" shall have the meaning provided in Section
2.1(a) of the Credit Agreement.

          "New Warrant" shall have the meaning provided in the New Warrant
Agreement.

          "New Warrant Agreement" shall mean the Warrant Agreement, dated as of October 18, 2002, among the Borrower and the holders party thereto, together with all instruments and other agreements (including, without limitation, the related Equity Registration Rights Agreement) entered into by the Borrower in connection therewith.

          "Newco" shall have the meaning provided in the definition of
"Utility Spin-Off" in this Appendix A.

          "Newco Spin" shall have the meaning provided in the definition of
"Utility Spin-Off" in this Appendix A.

          "Non-Spin Offer to Repay" shall have the meaning provided in
Section 3.8(c) of the Credit Agreement.

          "Non-Spin Offer Settlement Date" shall have the meaning provided in Section 3.8(c) of the Credit Agreement.

          "Non-Spin Prepayment Fee" shall have the meaning provided in
Section 3.8(c) of the Credit Agreement.

          "Non-Spin Plan of Reorganization" shall mean any plan of
reorganization of PGE Utility in the PGE Utility Bankruptcy Proceeding that does not involve a Spin-Off.

          "Note" shall have the meaning provided in Section 2.4 of the
Credit Agreement.

          "Notice of Funding" shall have the meaning provided in Section
2.2 of the Credit Agreement.

          "Obligations" shall mean, collectively, (a) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under a Financing Document to the Administrative Agent or any Lender or its
Affiliates of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter  arising,  including  all  interest,  fees,  charges,  expenses, attorneys' fees and consultants' fees chargeable to the Borrower; (b) any and all sums advanced by the Collateral Agent, the Administrative Agent or any
Lender in order to preserve the Collateral; and (c) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the
Collateral Agent, the Administrative Agent or any Lender of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

          "Offer to Repay" shall have the meaning provided in Section 3.8 of the Credit Agreement.

          "Offer to Repay Notice" shall mean a notice in the form of
Exhibit E-1 to the Credit Agreement.

          "Officer's Certificate" shall mean an officer's certificate signed by an Authorized Officer of the Borrower.

          "Option" shall have the meaning provided in the Option Agreement.

          "Option Agreement" shall mean the Amended and Restated Option
Agreement, dated as of June 25, 2002, among the Borrower, LLC, NEG, Inc.,
GPSF-F Inc., a Delaware corporation, LB I Group Inc., a Delaware corporation, and each other entity holding Options on the Initial Closing Date.

          "Option Shares" shall have the meaning provided in the Option
Agreement.

           "Payment Date" shall mean the date of any repayment or prepayment of the Tranche B Loan pursuant to Section 3.1 or 3.2 of the Credit Agreement.

          "Payment Office" shall mean the office specified from time to time by the Administrative Agent as its payment office by notices to the
Borrower and the Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Lien" shall have the meaning provided in Section 7.1 of the Credit Agreement.

          "Permitted NEG Reinvestments" shall mean any Investment by the
Borrower (a) in NEG, Inc. or any of its Subsidiaries or in any other entity that, directly or indirectly, acquires assets of, or equity interests in, LLC or NEG, Inc. or any of its Subsidiaries in a Qualified NEG Sale or a
Qualified Asset Sale, or (b) in NEG, Inc. or any of its Subsidiaries in
connection with a Qualified Restructuring, provided, that, in the case of any
Investment described in the foregoing clauses (a) or (b), such Investment is made in connection with, and is a condition of,  a Qualified Asset Sale,
Qualified NEG Sale or Qualified Restructuring.

          "Person"  shall  mean  any  individual,  corporation,  limited liability company,  company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PGE Plan" shall have the meaning provided in the definition of
"Utility Spin-Off" in this Appendix A.

          "PGE Spin" shall have the meaning provided in the definition of
"Utility Spin-Off" in this Appendix A.

          "PGE Utility" shall mean Pacific Gas and Electric Company, a
California corporation.

          "PGE Utility Bankruptcy Proceeding" shall mean the reorganization case in the United States Bankruptcy Court for the Northern District of
California commenced by the filing on April 6, 2001 by PGE Utility of a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

          "Plan" shall mean any pension plan as defined in Section 3(2) of
ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or
an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the
Borrower or an Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledged Interest" shall mean the Limited Liability Company
Interests pledged under the LLC Pledge Agreement.

           "Post-Confirmation Market Value to Loan Ratio" shall mean, with respect to any Test Date, the quotient of (i) the aggregate market value of the common stock of the Borrower (based upon the volume weighted average price for the common stock of the Borrower for the 30 Trading Days immediately prior to such Test Date) divided by (ii) the aggregate outstanding amount of the Tranche B Loan (including, without limitation, accrued interest and fees) on such Test Date.

          "Pre-Closing Market Value to Loan Ratio" shall mean 5.0:1.0.

          "Preferential Rights" shall have the meaning provided in Section
5.4(b) of the Credit Agreement.

          "Prime Rate" shall mean the per annum rate of interest
established from time to time by Deutsche Bank Trust Company Americas as its prime rate, which rate may not be the lowest rate of interest charged by
Deutsche Bank Trust Company Americas to its customers.

          "Process Agent" shall have the meaning provided in Section
9.16(b) of the Credit Agreement.

          "Property" shall mean any property or asset of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

          "PUHCA" shall mean the Public Utility Holding Company Act of
1935, as amended, and rules and regulations promulgated thereunder.

          "Put Prepayment Fee Percentage" shall mean, for any prepayment,
(i) if such prepayment is made on or prior to October 1, 2003, 3.5%, (ii) if such prepayment is made after October 1, 2003 and on or prior to October 1,
2004, 2.5% and (iii) thereafter, 0.5%.

          "QF" shall mean a "qualifying cogeneration facility" or a
"qualifying small power production facility" as defined under the Public
Utility Regulatory Policies Act of 1978, as amended.

          "Qualified Abandonment" shall mean any abandonment of any
property of NEG, Inc. or any of its Subsidiaries in a transaction which is an abandonment, which qualifies for such under the Code and which satisfies the following: either (a) (i) NEG, Inc. and each of its Subsidiaries releases the
Borrower from any and all claims and obligations related to the property that is being abandoned, and (ii) the Borrower shall have no obligation or liability (whether fixed, contingent or otherwise) resulting from such transaction that is not satisfied in full at the time of such abandonment by
NEG, Inc., including without limitation, any tax liabilities (it being understood that any tax liabilities of NEG, Inc. arising from such abandonment shall be paid to the Borrower at the time of such abandonment, and the Borrower may pay such tax liabilities to the relevant taxing authority in accordance with the usual payment schedule); or (b) such abandonment is an abandonment of property that is immaterial to NEG, Inc. or any of its Subsidiaries (which does not create any material obligation or liability for the Borrower) and in connection with which the Borrower shall not have affirmatively undertaken or consented to pay or incur any obligation or liability (whether fixed, contingent or otherwise) resulting from such abandonment that is not satisfied in full at the time of such abandonment by
NEG, Inc., including without limitation, any tax liabilities.

          "Qualified Asset Sale" shall mean the sale by NEG, Inc. or any of its Subsidiaries of assets in a transaction which satisfies the following:
(a) it is a transaction with an unaffiliated third party and on arms-length terms; (b) any Subsidiary so disposed of (or which disposes of substantially all of its assets in such transaction) releases the Borrower from any and all claims and obligations; (c) any Subsidiary so disposed of (or which disposes of substantially all of its assets in such transaction) which has an obligation to the Borrower pays such obligation in full to the Borrower at the closing of the sale (provided, that in connection with a Qualified Asset
Sale that results in the receipt by the Borrower of net cash benefits (either in the form of cash purchase price or net tax savings that would not otherwise accrue to the benefit of the Borrower), the Borrower may contribute such obligation to the equity of the obligor, transfer such obligation to the purchaser in such Qualified Asset Sale or otherwise forgive such obligation as a part of such Qualified Asset Sale); (d) the Borrower shall have no obligation or liability (whether fixed, contingent or otherwise) resulting from such transaction that is not satisfied in full at such closing by NEG,
Inc., including without limitation, any tax liabilities (it being understood that any tax liabilities of NEG, Inc. arising from such disposition shall be paid to the Borrower at the closing of such transaction, and the Borrower may pay such tax liabilities to the relevant taxing authority in accordance with the usual payment schedule); provided that the Borrower may have Remaining
Obligations in connection with any Qualified Asset Sale, so long as the amount of Remaining Obligations in connection with any Qualified Asset Sale is contractually limited to an amount not exceeding the difference of (i) the sum of (A) 75% of Attributable Tax Benefits received on or prior to the date of such Qualified Asset Sale plus (B) the aggregate cash purchase price actually received by the Borrower in connection with such Qualified Asset
Sale and any Qualified NEG Sale and Qualified Asset Sale previously or concurrently consummated, minus (ii) the sum of (A) the aggregate amount of
Permitted NEG Reinvestments previously or concurrently made by the Borrower plus (B) the outstanding aggregate amount of Remaining Obligations previously or concurrently incurred by the Borrower (except to the extent that any such outstanding Remaining Obligations were incurred based upon the provisions of the definition of "Remaining Obligations" in this Appendix A permitting such obligations in an amount equal to the cash purchase price actually received by the Borrower in connection with any previous Qualified NEG Sale or any previous Qualified Asset Sale) plus (C) the aggregate amount of payments previously or concurrently made the Borrower in respect of any Remaining
Obligations; and (e) the Borrower receives all Net Sale Proceeds, to the extent such Net Sale Proceeds are not applied by NEG, Inc. or its
Subsidiaries (i) to repay existing indebtedness or other obligations to creditors of NEG, Inc. and its Subsidiaries, (ii) to pay or cash-
collateralize tax obligations arising from such sale (it being understood that any tax liabilities of NEG, Inc. arising from such disposition shall be paid to the Borrower at the closing of such transaction, and the Borrower may pay such tax liabilities to the relevant taxing authority in accordance with the usual payment schedule) or (iii) as NEG, Inc. reasonably deems necessary to accomplish a restructuring of NEG, Inc. and its Subsidiaries, including maintaining (but not expanding) operations of NEG, Inc. and its Subsidiaries.

          "Qualified Bankruptcy Sale" shall mean the sale by LLC or any of its Subsidiaries of assets in a transaction that (a) occurs in a bankruptcy proceeding with respect to the entity making the sale, so long as (i) the
Borrower shall not have affirmatively undertaken or consented to pay or incur any obligation or liability (whether fixed, contingent or otherwise)
resulting from such transaction that is not satisfied at closing by NEG, Inc.
and (ii) the Borrower has not incurred as a matter of law or otherwise any obligation or liability (whether fixed, contingent or otherwise) resulting from such transaction if as a result of such incurrence the sum of (A) the aggregate outstanding amount of all obligations and liabilities of the
Borrower resulting from such transaction and all previous Qualified
Bankruptcy Sales and (B) the aggregate amount the Borrower has paid with respect to all obligations and liabilities resulting from such transaction and all previous Qualified Bankruptcy Sales is in excess of (1) $100,000,000, plus (2) 75% of Attributable Tax Benefits received on or prior to the date of such Qualified Bankruptcy Sale minus (3) the sum of (x) the aggregate amount of Permitted NEG Reinvestments previously or concurrently made by the
Borrower with Attributable Tax Benefits plus (y) the aggregate outstanding amount of Remaining Obligations previously or concurrently incurred by the
Borrower (except to the extent that any such outstanding Remaining
Obligations were incurred based upon the provisions of the definition of
"Remaining Obligations" in this Appendix A permitting such obligations in an amount equal to the cash purchase price actually received by the Borrower in connection with any previous Qualified NEG Sale or any previous Qualified
Asset Sale) plus (z) the aggregate amount of payments previously or concurrently made the Borrower in respect of any Remaining Obligations; or
(b) is consented to by Required Waiver Lenders (it being agreed that no
Lender shall receive any fee in connection with such consent).

          "Qualified NEG Sale" shall mean the Disposition for cash of all or any portion of the equity interests in LLC or in NEG, Inc. in a transaction which satisfies the following:  (a) it is a transaction with an unaffiliated third party and on arms-length terms; (b) LLC, NEG, Inc. and each of their Subsidiaries releases the Borrower from any and all claims and obligations; (c) LLC, NEG, Inc. and each of their Subsidiaries which has an obligation to the Borrower pays such obligation in full to the Borrower at the closing of the sale (provided, that in connection with a Qualified NEG
Sale that results in the receipt by the Borrower of net cash benefits (either in the form of cash purchase price or net tax savings that would not otherwise accrue to the benefit of the Borrower), the Borrower may contribute such obligation to the equity of the obligor, transfer such obligation to the purchaser in such Qualified NEG Sale or otherwise forgive such obligation as a part of such Qualified NEG Sale); (d) the Borrower shall have no obligation or liability (whether fixed, contingent or otherwise) resulting from such transaction that is not satisfied in full at closing by NEG, Inc. or out of the proceeds of such disposition, including without limitation, any tax liabilities (it being understood that any tax liabilities of NEG, Inc.
arising from such disposition shall be paid to the Borrower at the closing of such transaction, and the Borrower may pay such tax liabilities to the relevant taxing authority in accordance with the usual payment schedule);
provided (i) the Borrower may pay reasonable Transaction Costs in connection with such Qualified NEG Sale and (ii) that the Borrower may have Remaining
Obligations in connection with such Qualified NEG Sale, so long as the amount of Remaining Obligations in connection with any Qualified NEG Sale is contractually limited to an amount not exceeding the difference of (A) the sum of (1) 75% of Attributable Tax Benefits received on or prior to the date of such Qualified NEG Sale plus (2) the aggregate cash purchase price actually received by the Borrower in connection with such Qualified NEG Sale and any Qualified NEG Sale and Qualified Asset Sale previously or concurrently consummated, minus (B) the sum of (1) the aggregate amount of
Permitted NEG Reinvestments previously or concurrently made by the Borrower plus (2) the aggregate outstanding amount of Remaining Obligations previously or concurrently incurred by the Borrower (except to the extent that any such outstanding Remaining Obligations were incurred based upon the provisions of the definition of "Remaining Obligations" in this Appendix A permitting such obligations in an amount equal to the cash purchase price actually received by the Borrower in connection with any previous Qualified NEG Sale or any previous Qualified Asset Sale) plus (3) the aggregate amount of payments previously or concurrently made the Borrower in respect of any Remaining
Obligations plus (4) the aggregate amount of Transaction Costs previously or concurrently incurred by the Borrower; and (e) all Net Sale Proceeds received by the Borrower and/or LLC, minus any net tax liability of the Borrower resulting from such Qualified NEG Sale shall have been applied to prepay the
Loans as required by Section 3.2(g).  Notwithstanding the foregoing, no
Disposition shall be a Qualified NEG Sale unless the Borrower shall have delivered to the Administrative Agent a certificate demonstrating, in reasonable detail, that such Disposition constitutes a Qualified NEG Sale, and the Administrative Agent shall not have objected to such certificate.

          "Qualified   Restructuring"   shall   mean   any   substantial
restructuring of the Indebtedness or other obligations of NEG, Inc. and its
Subsidiaries in one or more contractual transactions not involving bankruptcy proceedings in respect of the relevant obligor, which satisfies the following: (a) NEG, Inc. releases the Borrower from any and all claims and obligations related to the Indebtedness or other obligation that is being restructured; (b) each direct and indirect Subsidiary of NEG, Inc. which receives proceeds of a Permitted NEG Reinvestment in connection with a
Qualified Restructuring releases the Borrower from any and all claims and obligations; and (c) the Borrower shall have no obligation or liability
(whether fixed, contingent or otherwise) resulting from such restructuring that is not satisfied in full at closing by NEG, Inc., including without limitation, any tax liabilities (it being understood that any tax liabilities of NEG, Inc. arising from such restructuring shall be paid to the Borrower at the closing of such restructuring, and the Borrower may pay such tax liabilities to the relevant taxing authority in accordance with the usual payment schedule).  In addition, a restructuring of immaterial debt or other immaterial obligations of NEG, Inc. or its Subsidiaries shall constitute a
"Qualified  Restructuring"  so  long  as  the  Borrower  shall  not  have affirmatively undertaken or consented to pay or incur any obligation or liability (whether fixed, contingent or otherwise) resulting from such restructuring that is not satisfied in full at the closing of such restructuring  by  NEG,  Inc.,  including  without  limitation,  any  tax liabilities.

          "Quarterly Dates" shall mean the last Business Day of each of
March, June, September and December.

          "Real Estate" shall mean, with respect to any Person, all real estate assets, real property interests, including all easements, rights of way, feehold interests, leasehold interests and any options with respect to any of the foregoing, owned by such Person.

          "Recovery Event" shall mean the receipt by any Person of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any Property or assets of such Person or (ii) under any policy of insurance, except in the case of the Borrower, excluding such proceeds or awards attributable to PGE Utility or any Subsidiary of PGE Utility or any
Reorganization Subsidiary.

          "Register" shall have the meaning provided in Section 9.11(e) of the Credit Agreement.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve system (or any successor).

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve system (or any successor).

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve system (or any successor).

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous
Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

          "Remaining Obligations" shall mean obligations or liabilities, whether fixed, contingent or otherwise, with respect to indemnification, tax true-up or purchase price adjustment provisions contained in the applicable purchase agreement, sale agreement and/or merger agreement in connection with any Qualified Asset Sale or Qualified NEG Sale.

          "Reorganization Subsidiary" shall mean any of Gen, ETrans, GTrans and Newco (as such capitalized terms are defined in Annex B), and any successor or replacement of any such entity and any entity holding any substantial part of the assets contemplated by Annex B to be held by any such entity, in each case, after giving effect to the transactions described in
Annex B.
          "Reportable Event" shall mean an event described in Section
4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Waiver Lenders" shall mean, at any time, the holders of more than 50% in principal amount of the Loans then outstanding (it being understood that for the purposes of this definition only, all amounts in the
Tranche B Escrow Account shall be deemed to be Loans).

          "Reserve Requirement" shall mean, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal
Reserve System (or any successor) by member banks of the Federal Reserve
System against "Eurocurrency liabilities" (as such term is used in Regulation
D).  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar
Loans.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Return" shall have the meaning provided in Section 5.12 of the
Credit Agreement.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Filings" shall mean the filings of the Borrower and NEG,
Inc. listed on Schedule B.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Security Agreements" shall mean, collectively, the two Security
Agreements, each dated as of October 18, 2002, among the Borrower, the
Administrative Agent and Deutsche Bank Trust Company Americas, as Collateral
Agent for the benefit of the Lenders holding the New Tranche B Loan and the
Lenders holding the Continued Tranche B Loan, respectively.

          "Security Documents" shall mean, collectively, the LLC Pledge
Agreement, the Stock Pledge Agreement, the Utility Pledge Agreements, the
Security Agreements, the Tranche B Interest Reserve Account Control
Agreements, the Tranche B Escrow Account Agreement and all Uniform Commercial
Code financing statements and other filings, recordings or regulations required by the Credit Agreement or the LLC Pledge Agreement, the Stock
Pledge Agreement, the Utility Pledge Agreements or the Security Agreements to
be filed or made in respect of any such Security Document.

          "Solvent" shall mean, with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all
"liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c)
such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) "debt"
means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Source" of a Lender shall mean the source from which such Lender is obtaining funds in connection with the funding or maintenance of its
Eurodollar Loan.

          "Specified Change of Control" shall mean a "Change of Control"
(or any other defined term having a similar purpose) as defined in the
Convertible Notes Indenture.

          "Spin-Off" shall mean (A) any spin-off (including, without limitation, the Utility Spin-Off) under any plan of reorganization of PGE
Utility under Chapter 11 of the Bankruptcy Code (a) to the shareholders of the Borrower of (i) all or any portion (either directly or indirectly) of PGE
Utility, Newco or any of the Reorganization Subsidiaries or (ii) any of the
Material Reorganization Assets or (b) to the Borrower of (i) all or any
portion of Newco or any of the Reorganization Subsidiary or (ii) any of the
Material Reorganization Assets; or (B) any sale or issuance of more than 15%
of the Capital Stock of PGE Utility pursuant to a plan of reorganization of
PGE Utility under Chapter 11 of the Bankruptcy Code.

          "Spin-Off Date" shall have the meaning provided in Section 3.8(b)
of the Credit Agreement.

          "Spin Offer to Repay" shall have the meaning provided in Section
3.8(b) of the Credit Agreement.

          "Spin Offer Settlement Date" shall have the meaning provided in
Section 3.8(b) of the Credit Agreement.

          "Spin Prepayment Fee" shall have the meaning provided in Section
3.8(b) of the Credit Agreement.

          "Standard & Poor's" shall mean Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc.

          "Stock Pledge Agreement" shall mean the Amended and Restated
Stock Pledge Agreement, dated as of June 25, 2002, among LLC, as pledgor,
NEG, Inc., as issuer, the Administrative Agent and Deutsche Bank Trust
Company Americas, as pledgee, as Collateral Agent for the benefit of the
Lenders, and the acknowledgment, dated as of the Closing Date, of LLC and
NEG, Inc. in respect of the amendment and restatement of the Existing Credit
Agreement in the form of the Credit Agreement.
          "Subsidiary" shall mean, for any Person, any corporation,
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions  of such corporation, partnership  or other entity
(irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Supermajority Lenders" shall mean, at any time, the holders of more than 66 2/3% in principal amount of the Loans then outstanding.

          "Syndication Agent" shall mean Lehman Commercial Paper Inc.

          "Tax" shall have the meaning provided in Section 3.4 of the
Credit Agreement.

          "Test  Date"  shall  mean  the  thirty-first  day  following confirmation (but in any event prior to consummation) of a Non-Spin Plan of
Reorganization and the first Business Day of each calendar quarter thereafter.

          "Trading Day" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Borrower's common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Borrower's common stock then is listed or, if the Borrower's common stock is not listed on a national or regional securities exchange, on the National Association of Securities
Dealers Automated Quotation System or, if the Borrower's common stock is not quoted on the National Association of Securities Dealers Automated Quotation
System, on the principal other market on which the Borrower's common stock is then traded.

          "Tranche B Escrow Account" shall mean the Escrow Fund (as defined in the Tranche B Escrow Account Agreement.

          "Tranche B Escrow Account Agreement" shall mean the Escrow
Agreement, dated as of October 18, 2002, among the Borrower, the
Administrative Agent, the Collateral Agent and Deutsche Bank Trust Company
Americas, as Escrow Agent, as amended, supplemented or otherwise modified from time to time.

           "Tranche B Interest Reserve Account (Combined Tranche B Loan)"
shall mean the collateral account designated in the Tranche B Interest
Reserve Account Control Agreement (Combined Tranche B Loan) maintained with the Collateral Agent for the purposes of paying interest on the Tranche B
Loan on or after the Consolidation Date.

          "Tranche B Interest Reserve Account (Continued Tranche B Loan)"
shall mean the collateral account, account no. 34213, maintained with the
Collateral Agent for the purposes of paying interest on the Continued Tranche
B Loan prior to the Consolidation Date.

          "Tranche B Interest Reserve Account (New Tranche B Loan)" shall mean the collateral account, account no. 35140, maintained with the
Collateral Agent for the purposes of paying interest on the New Tranche B
Loan prior to the Consolidation Date.

          "Tranche B Interest Reserve Accounts" shall mean, collectively,
(a) the Tranche B Interest Reserve Account (Continued Tranche B Loan), (b)
the Tranche B Interest Reserve Account (New Tranche B Loan) and (c) the
Tranche B Interest Reserve Account (Combined Tranche B Loan).

          "Tranche B Interest Reserve Account Control Agreement (Combined
Tranche B Loan)" shall mean the amended and restated Tranche B Interest
Reserve Account Control Agreements entered into in accordance with Section
9.28 of the Credit Agreement.

          "Tranche B Interest Reserve Account Control Agreements" shall mean, collectively, (a) the Amended and Restated Tranche B Interest Reserve
Account Security and Control Agreement (Continued Tranche B Loan), dated as of October 18, 2002, among the Borrower, the Collateral Agent and the bank party thereto, (b) the Tranche B Interest Reserve Account Security and
Control Agreement (New Tranche B Loan), dated as of October 18, 2002, among the Borrower, the Collateral Agent and the bank party thereto and (c) the
Tranche B Interest Reserve Account Control Agreement (Combined Tranche B
Loan).

          "Tranche B Lender" shall be the collective reference to (i) the
Continued Tranche B Lenders and (ii) the New Tranche B Lenders.

          "Tranche B Loan" shall be the collective reference to (i) the
Continued Tranche B Loan and (ii) the New Tranche B Loan.

          "Tranche B Maturity Date" shall mean September 2, 2006.

          "Transaction Costs" shall mean transaction costs and expenses incurred by the Borrower in connection with any Qualified NEG Sale.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
Eurodollar Loan.

          "Unaudited Financial Statements" shall have the meaning provided in Section 5.11 of the Credit Agreement.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "United States" and "U.S." shall each mean the United States of
America.

          "U.S. GAAP" shall mean generally accepted accounting principles and practices as in effect from time to time in the United States.
          "Utility Base Pledge Agreement" shall mean, collectively, the two
Utility Pledge Agreements (35%), dated as of October 18, 2002, among the
Borrower, as pledgor, the Administrative Agent and Deutsche Bank Trust
Company Americas, as pledgee, as Collateral Agent for the benefit of the
Lenders holding the New Tranche B Loan and the Lenders holding the Continued
Tranche B Loan, respectively.

          "Utility Pledge Agreements" shall mean, collectively, the Utility
Base Pledge Agreement and the Utility Protective Pledge Agreement.

          "Utility Protective Pledge Agreement" shall mean, collectively, the two Utility Pledge Agreements (65%), dated as of October 18, 2002, among the Borrower, as pledgor, the Administrative Agent and Deutsche Bank Trust
Company Americas, as pledgee, as Collateral Agent for the benefit of the
Lenders holding the New Tranche B Loan and the Lenders holding the Continued
Tranche B Loan, respectively.

          "Utility Regulation" shall mean any law, regulation or rule of the Federal government, any state, or any agency or political subdivision of the foregoing which is applicable to an entity by virtue of (i) such entity's ownership or operation of assets used for the generation, transmission, distribution or sale of electric energy, (ii) such entity's transportation of natural or manufactured gas, gasoline, oil, or similar fuels, steam, chilled water or other products resulting in regulation similar to that imposed on the foregoing, (iii) such entity's engaging in the sale or provision of electric energy, natural gas or similar fuels, steam, water, chilled water, or telephone or other public utility services; provided that, such term shall not include laws, regulations or rules of general applicability with respect to protection of the environment, hazardous waste, or public health or safety.

          "Utility Spin-Off" shall mean individually and collectively, any transfers, Investments, Indebtedness, Dividends, and other transactions to the extent substantially consistent with the transactions described in the attached Annex B (which summarizes the material provisions of the filed Plan of Reorganization, dated April 19, 2002 (without giving effect to any subsequent amendment or modification, the "PGE Plan"), proposed by PGE
Utility in connection with its bankruptcy proceeding) and undertaken pursuant to a confirmed plan of reorganization of PGE Utility under Chapter 11 of the
Bankruptcy Code.  In connection with the consummation of the Utility Spin-
Off, (a) PGE Utility has formed a new corporation ("Newco"), to which shall be transferred the common stock of the Reorganization Subsidiaries, (b) PGE
Utility will dividend the common stock of Newco to the Borrower (the "Newco
Spin") and (c) the Borrower will dividend the common stock of PGE Utility to the stockholders of the Borrower (collectively, the "PGE Spin").

          "Voluntary Make-Whole Amount" shall mean, in respect of any optional prepayment on any Payment Date, pursuant to Section 3.1 of the
Credit Agreement, of the Tranche B Loan on or before October 1, 2003, an amount equal to the discounted present value on such Payment Date of sum of
(a) 2.50% of the principal amount of such prepayment plus (b) the aggregate amount of interest that would accrue on the principal amount of such prepayment from such Payment Date to October 1, 2003 pursuant to Section 2.5 of the Credit Agreement (including, without limitation, pay-in-kind interest accruing pursuant to Section 2.5(g) of the Credit Agreement, calculated as if
October 1, 2003 were an Interest Payment Date in respect of the principal amount being prepaid on such Payment Date), such discounted present value to be calculated by the Administrative Agent at the rate per annum equal to the yield to maturity (as reasonably determined by the Administrative Agent), on the Business Day immediately preceding such Payment Date, of United States
Treasury securities having a maturity of approximately six months (or, if less, the time remaining to the Tranche B Maturity Date), and assuming that the sum described in the foregoing clauses (a) and (b) were paid on October
1, 2003.

          "Voting Stock", with respect to any Person, shall mean Capital
Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

          "Warrant" shall be the collective reference to (i) the Existing
Warrant and (ii) the New Warrant.

          "Warrant Agreement" shall be the collective reference to (i) the
Existing Warrant Agreement and (ii) the New Warrant Agreement.

          2.   Rules of Interpretation.  In each Financing Document,
unless otherwise indicated:

          (a)  each reference to, and the definition of, any document
     (including any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of the Credit Agreement;

          (b)  each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

          (c)  any reference to a Person in any capacity includes a
     reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

          (d)  references to days shall refer to calendar days unless
     Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively; if any calendar day is not a Business Day, then performances required on such calendar day shall be deferred to the next Business Day;

          (e)  all references to  a "Section," "Appendix," "Annex,"
     "Schedule" or "Exhibit" are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

          (f)  the table of contents and Section headings and other
     captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

           (g)  defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;
          (h)  the words "hereof", "herein" and "hereunder", and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

          (i)  the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

          (j)  where the terms of any Financing Document require that the approval, opinion, consent or other input of any Secured Party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing;

          (k)  where the terms of any Financing Document require or permit any action to be taken by the Collateral Agent, such action shall be taken strictly in accordance with the applicable provisions of the relevant Financing Documents;

          (l)  whenever the phrase "material compliance" is used, it shall be interpreted to mean that either the entity is in full compliance with the requirement or that any failure of the entity to be in compliance in all respects with the requirement could not reasonably be expected alone or together will all other such failures and all of the facts and circumstances to have a Material Adverse Effect; and

          (m)  all reference to "knowledge" of a Person shall mean the knowledge or actual awareness of such Person of the subject matter in question after due inquiry and investigation.